                                                                   EXHIBIT 99.01

================================================================================

                              CARDINAL HEALTH, INC.

                         2004 FIVE-YEAR CREDIT AGREEMENT
                           dated as of March 23, 2004

                     THE SUBSIDIARY BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO

                                       and

          WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

                      BANK ONE, N.A., as Syndication Agent

                   BANK OF AMERICA, N.A., as Syndication Agent

                    BARCLAYS BANK PLC, as Documentation Agent

             DEUTSCHE BANK SECURITIES, INC., as Documentation Agent

        WACHOVIA CAPITAL MARKETS, LLC, as Lead Arranger and Book Manager

        BANC ONE CAPITAL MARKETS, INC., as Lead Arranger and Book Manager

================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I. DEFINITIONS..............................................................................    1

ARTICLE II. THE CREDITS.............................................................................   11

         2.1      Commitments of the Lenders; Revolving Credit Advances.............................   11

         2.2      Termination.......................................................................   12

         2.3      Ratable Loans.....................................................................   12

         2.4      Types of Advances.................................................................   12

         2.5      Facility Fee; Reductions in Aggregate Commitment; Utilization Fee.................   12

         2.6      Minimum Amount of Each Advance....................................................   12

         2.7      Prepayments.......................................................................   12

         2.8      Method of Selecting Types and Interest Periods for New Advances...................   13

         2.9      Conversion and Continuation of Outstanding Advances...............................   13

         2.10     Method of Borrowing...............................................................   14

         2.11     Changes in Interest Rate, etc.....................................................   14

         2.12     Rates Applicable After Default....................................................   14

         2.13     Method of Payment.................................................................   15

         2.14     Noteless Agreement; Evidence of Indebtedness......................................   15

         2.15     Telephonic Notices................................................................   16

         2.16     Interest Payment Dates; Interest and Fee Basis....................................   16

         2.17     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...   17

         2.18     Lending Installations.............................................................   17

         2.19     Non-Receipt of Funds by the Administrative Agent..................................   17

         2.20     Replacement of Lender.............................................................   18

         2.21     Application of Payments with Respect to Defaulting Lenders........................   18

ARTICLE III. YIELD PROTECTION; TAXES................................................................   19

         3.1      Yield Protection..................................................................   19

         3.2      Changes in Capital Adequacy Regulations...........................................   20

         3.3      Availability of Types of Advances.................................................   20

         3.4      Funding Indemnification...........................................................   21

         3.5      Taxes.............................................................................   21

         3.6      Lender Statements; Survival of Indemnity..........................................   23

ARTICLE IV. CONDITIONS PRECEDENT....................................................................   23

         4.1      Initial Advance...................................................................   23

         4.2      Each Advance......................................................................   24

ARTICLE V. REPRESENTATIONS AND WARRANTIES...........................................................   25

         5.1      Existence and Standing............................................................   25

         5.2      Authorization and Validity........................................................   25

         5.3      No Conflict; Government Consent...................................................   25

         5.4      Financial Statements..............................................................   26

         5.5      Material Adverse Change...........................................................   26

         5.6      Taxes.............................................................................   26

         5.7      Litigation and Contingent Obligations.............................................   27

         5.8      Subsidiaries......................................................................   27

         5.9      ERISA.............................................................................   27

         5.10     Accuracy of Information...........................................................   28

         5.11     Regulation U......................................................................   28

         5.12     Maintenance of Property...........................................................   28

         5.13     Insurance.........................................................................   28

         5.14     Plan Assets; Prohibited Transactions..............................................   28

         5.15     Environmental Matters.............................................................   29

         5.16     Investment Company Act............................................................   29

         5.17     Public Utility Holding Company Act................................................   29

         5.18     Default...........................................................................   29

ARTICLE VI. COVENANTS...............................................................................   29

         6.1      Financial Reporting...............................................................   29

         6.2      Use of Proceeds...................................................................   30

         6.3      Notice of Default.................................................................   30

         6.4      Conduct of Business; Maintenance of Property......................................   31

         6.5      Taxes.............................................................................   31

         6.6      Insurance.........................................................................   31

         6.7      Compliance with Laws..............................................................   31

         6.8      Inspection........................................................................   31

         6.9      Merger............................................................................   32

         6.10     Sale of Assets....................................................................   32

         6.11     Investments.......................................................................   33

         6.12     Liens.............................................................................   33

         6.13     Subsidiary Indebtedness...........................................................   35

         6.14     Limitation on Restrictions on Significant Subsidiary Distributions................   36

         6.15     Contingent Obligations............................................................   36

         6.16     Minimum Net Worth.................................................................   37

ARTICLE VII. DEFAULTS...............................................................................   37

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES........................................   39

         8.1      Acceleration......................................................................   39

         8.2      Amendments........................................................................   39

         8.3      Preservation of Rights............................................................   40

ARTICLE IX. GENERAL PROVISIONS......................................................................   41

         9.1      Survival of Representations.......................................................   41

         9.2      Governmental Regulation...........................................................   41

         9.3      Headings..........................................................................   41

         9.4      Entire Agreement..................................................................   41

         9.5      Several Obligations; Benefits of this Agreement...................................   41

         9.6      Expenses; Indemnification.........................................................   41

         9.7      Numbers of Documents..............................................................   42

         9.8      Accounting........................................................................   42

         9.9      Severability of Provisions........................................................   42

         9.10     Nonliability of Lenders...........................................................   42

         9.11     Confidentiality; Disclosure.......................................................   43

         9.12     Nonreliance.......................................................................   43

ARTICLE X. THE AGENT................................................................................   44

         10.1     Appointment; Nature of Relationship...............................................   44

         10.2     Powers............................................................................   44

         10.3     General Immunity..................................................................   44

         10.4     No Responsibility for Loans, Recitals, etc........................................   44

         10.5     Action on Instructions of Lenders.................................................   45

         10.6     Employment of Agents and Counsel..................................................   45

         10.7     Reliance on Documents; Counsel....................................................   45

         10.8     Administrative Agent's Reimbursement and Indemnification..........................   46

         10.9     Notice of Default.................................................................   46

         10.10    Rights as a Lender................................................................   46

         10.11    Lender Credit Decision............................................................   47

         10.12    Successor Administrative Agent....................................................   47

         10.13    Administrative Agent's Fee........................................................   48

         10.14    Delegation to Affiliates..........................................................   48

         10.15    Administrative Agent, Syndication Agents, Documentation Agents, Lead Arrangers,
                  etc...............................................................................   48

ARTICLE XI. SETOFF; RATABLE PAYMENTS................................................................   48

         11.1     Setoff............................................................................   48

         11.2     Ratable Payments..................................................................   49

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......................................   49

         12.1     Successors and Assigns............................................................   49

         12.2     Participations....................................................................   50

                  12.2.1.  Permitted Participants; Effect...........................................   50

                  12.2.2.  Voting Rights............................................................   50

                  12.2.3.  Benefit of Setoff........................................................   50

         12.3     Assignments.......................................................................   50

                  12.3.1.  Permitted Assignments....................................................   50

                  12.3.2.  Effect; Effective Date...................................................   51

         12.4     Dissemination of Information......................................................   51

         12.5     Tax Treatment.....................................................................   52

         12.6     Transfer to an SPC................................................................   52

ARTICLE XIII. NOTICES...............................................................................   52

         13.1     Notices...........................................................................   52

         13.2     Change of Address.................................................................   53

ARTICLE XIV. COUNTERPARTS...........................................................................   53

ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL............................   53

         15.1     CHOICE OF LAW.....................................................................   53

         15.2     CONSENT TO JURISDICTION...........................................................   53

         15.3     WAIVER OF JURY TRIAL..............................................................   54

                             EXHIBITS AND SCHEDULES

Exhibits:

       Exhibit A      Form of Opinion
       Exhibit B      Compliance Certificate
       Exhibit C      Assignment Agreement
       Exhibit D      Loan/Credit Related Money Transfer Instructions
       Exhibit E      Note

Schedules:

                      Pricing Schedule
       A-1            Lender Commitments
       1              Subsidiary and Other Investments
       3              Eurodollar Payment Offices of the Agent
       4              Lending Installations
       7              Litigation/Contingent Liabilities
       8              Persons Authorized to Give Telephone Instructions

                         2004 FIVE-YEAR CREDIT AGREEMENT

      This Agreement, dated as of March 23, 2004, is among CARDINAL HEALTH, INC. (the "Company"), certain Subsidiaries of the Company (the "Subsidiary Borrowers", and together with the Company, the "Borrowers"), the lenders party hereto from time to time (the "Lenders"), the Documentation Agents and Syndication Agents party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association having its principal office in Charlotte, North Carolina, as Administrative Agent (the "Administrative Agent"). The parties hereto agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

      As used in this Agreement:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Adjusted Tangible Net Worth" means, as of any date, (i) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and its consolidated Subsidiaries, but excluding the amount of any foreign currency translation adjustment account shown as a capital account, less (ii) the net book value of all items of the following character which are included in the assets of the Company and its consolidated Subsidiaries: (a) goodwill, including, without limitation, the excess of cost over book value of any asset,
(b) organization or experimental expenses, (c) unamortized debt discount and expense, (d) patents, trademarks, trade names and copyrights, (e) treasury stock, (f) franchises, licenses and permits, and (g) other assets which are deemed intangible assets under Agreement Accounting Principles.

      "Administrative Agent" means Wachovia Bank, National Association in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

      "Advance" means a borrowing hereunder, (i) made by one or more Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the original Aggregate Commitment is $750,000,000.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles in the United States of America in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however, that if any change in Agreement Accounting Principles from those applied in preparing such financial statements affects the calculation of any financial covenant contained in this Agreement, the Borrowers and the Administrative Agent hereby agree to negotiate in good faith towards making appropriate amendments acceptable to the Required Lenders to the provisions of this Agreement to reflect as nearly as possible the effect of the financial covenants as in effect on the date hereof.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to any Eurodollar Loan, Floating Rate Loan or the Facility Fee, as the case may be at any time, the percentage which is applicable at such time set forth in the Pricing Schedule; provided that upon the occurrence and during the continuation of a Default, the Applicable Margin shall be the highest Applicable Margin set forth in the Pricing Schedule.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" means any of the Chairman, Chief Executive Officer, President, Vice Chairman, Chief Financial Officer, Controller or Treasurer of a Borrower, or their equivalent, acting singly.

      "Borrowers" means the Company and the Subsidiary Borrowers, and "Borrower" means any of them, as the context may require.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in Eurodollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) banker's acceptances,
(vi) money-market funds, provided that such funds invest solely in securities otherwise described in this definition, (vii) variable rate demand notes, (viii) municipal preferred stock, (ix) cash market preferred stock, and (x) short term municipal notes; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company, provided, however, that the acquisitions by or on behalf of a Plan, an employee stock purchase plan of the Company, or by Persons who before such acquisition were officers, directors, employees or who held in the aggregate not less than 5% of the outstanding shares of voting stock of the Company shall not be included in determining whether a Change in Control shall have occurred.

      "Closing Date" shall mean March 23, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans to one or more Borrowers in an aggregate amount not exceeding the amount set forth on Schedule A-1 or as set forth in any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Company" means Cardinal Health, Inc., an Ohio corporation, and its successors and assigns.

      "Consolidated" or "consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person for Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, operating lease, securitization transaction or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, provided, however, that any assumption, guaranty, endorsement or undertaking with respect to any liability of any of its Subsidiaries to any other of its Subsidiaries shall not be a Contingent Obligation of the Company.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.9.

      "Default" means an event described in Article VII.

      "Defaulting Lender" means any Lender that (a) on any Borrowing Date fails to make available to the Administrative Agent such Lender's Loans required to be made to a Borrower on such Borrowing Date or (b) shall not have made available to the Administrative Agent its proportionate share of the Unpaid Amount as required pursuant to Section 2.19(b). Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Administrative Agent the amount of such Defaulting Lender's Loans together with all other amounts required to be paid to the Administrative Agent or any other Lender pursuant to this Agreement.

      "Documentation Agents" means Deutsche Bank Securities, Inc. and Barclays Bank PLC.

      "Dollars" and "$" shall mean the lawful currency of the United States of America.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Payment Office" of the Administrative Agent shall mean the office, branch, affiliate or correspondent bank of the Administrative Agent specified as the "Eurodollar Payment Office" in Schedule 3 hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent as it may from time to time specify to the Borrowers and each Lender as its Eurodollar Payment Office.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be expressed as a percentage rounded to four decimal places.

      "Eurodollar Reference Rate" means,

      (a) the rate per annum quoted at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for such period on that page of the Telerate Screen, Reuters or Bloombergs which displays British Bankers Association Interest Settlement Rates for deposits in Dollars for such period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for such currency as the Administrative Agent, in its discretion, shall select.

      (b) If no such rate is displayed for the relevant period and there is no alternative service on which two or more such quotations for Dollars are displayed, "Eurodollar Reference Rate" will be the rate at which deposits in Dollars of that amount are offered by the Administrative Agent for that period to prime banks in the London interbank market at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period in the approximate amount of the relevant Eurodollar Loan of Wachovia and having a maturity equal to such Interest Period.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes (and any interest, fees or penalties for late payment thereof) imposed on it by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing Five-Year Credit Agreement" means the Five-Year Credit Agreement dated March 27, 2003, by and among the Company, the Subsidiary Borrowers party thereto, the Lenders and Bank One, NA, as Administrative Agent, as amended on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time.

      "Facility Termination Date" means March 23, 2009, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such day, the average of the quotations at approximately 10:00 a.m. (Charlotte, North Carolina time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

      "Fitch" means Fitch, Inc.

      "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance comprised of Floating Rate Loans.

      "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Guarantor" means the Company and its successors and assigns.

      "Guaranty" means that certain Guaranty dated the date hereof executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Indebtedness" of a Person means, as of any date, such Person's (i) obligations for borrowed money or evidenced by bonds, notes, acceptances, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations, (vi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (vii) any Rate Hedging Obligations of such Person, and (viii) all Contingent Obligations of such Person with respect to or relating to the indebtedness, obligations and liabilities of others similar in character to those described in clauses (i) through (viii) of this definition.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months (or such longer or shorter period requested by the Borrower and acceptable to all of the Lenders), commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or such longer or shorter period requested by the Borrower and acceptable to all of the Lenders), provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "Lead Arrangers" means Wachovia Capital Markets, LLC and Banc One Capital Markets, Inc.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent selected by such Lender and the Administrative Agent pursuant to Section 2.18.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Loan Documents" means this Agreement, the Notes, the Guaranty and any other instrument or document executed in connection with any of the foregoing at any time (but excluding Rate Hedging Agreements).

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company is a party to which more than one employer is obligated to make contributions.

      "Net Worth" means at any time the consolidated stockholder's equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

      "Non-U.S. Borrower" is defined in Section 3.1(b).

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit E.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

      "Other Taxes" is defined in Section 3.5(ii).

      "Overdue Rate" means a per annum rate that is equal to the sum of two percent (2%) plus the Alternate Base Rate, changing as and when the Alternate Base Rate changes.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last day of each calendar quarter, commencing June 30, 2004.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and as to which the Company or any member of the Controlled Group may have any liability.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

      "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

      "Purchasers" is defined in Section 12.3.1.

      "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

      "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of

ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" within the meaning of Rule 1-02 of the Securities and Exchange Commission's Regulation S-X if 5% were substituted for 10% wherever it occurs in such Rule.

      "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

      "Subsidiary Borrower" means each Subsidiary of the Company listed as a Subsidiary Borrower on Schedule 1 as amended from time to time in accordance with Section 5.8.

      "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 20% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Syndication Agents" means Bank One, NA and Bank of America, N.A.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

      "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or as Eurodollar Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II.
                                   THE CREDITS

      2.1 Commitments of the Lenders; Revolving Credit Advances.

      From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, for itself only, subject to the terms and conditions set forth in this Agreement, to make Loans to the Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

      2.2 Termination.

      Any outstanding Advances together with any other unpaid Obligations then due and payable shall be paid in full by the Borrowers on the Facility Termination Date.

      2.3 Ratable Loans.

      Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

      2.4 Types of Advances.

      The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the relevant Borrowers in accordance with Sections 2.8 and 2.9.

      2.5 Facility Fee; Reductions in Aggregate Commitment; Utilization Fee.

      The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, determined in accordance with the Pricing Schedule, calculated on the Aggregate Commitment, whether used or unused, payable quarterly in arrears for the ratable benefit of the Lenders from the date of this Agreement until the Facility Termination Date. The Aggregate Commitment may permanently and ratably be reduced by the Company in multiples of $10,000,000 upon three Business Days' prior written notice. In addition, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Advances for the ratable benefit of the Lenders, payable in arrears on each Payment Date until the Facility Termination Date for each day on which the aggregate principal amount of outstanding Advances exceeds 50% of the Aggregate Commitment.

      2.6 Minimum Amount of Each Advance.

      Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof, and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.7 Prepayments.

      (a) The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Days' prior notice to the Administrative Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

      (b) If at any time, for any reason, the aggregate amount of all outstanding Advances of all Lenders shall exceed the Aggregate Commitment then in effect, the Borrowers shall immediately prepay an amount equal to such excess.

      2.8 Method of Selecting Types and Interest Periods for New Advances.

      The Company or the relevant Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Company or the relevant Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and not later than 11:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (i)         the Borrower,

            (ii)        the Borrowing Date, which shall be a Business Day,
                   of such Advance,

            (iii)       the aggregate amount of such Advance,

            (iv)        the Type of Advance selected,

            (v)         in the case of each Eurodollar Advance, the Interest
                  Period applicable thereto, and

            (vi)        details relating to funds transfer for such Advance.

      Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

      2.9 Conversion and Continuation of Outstanding Advances.

      Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time each such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance.

      Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances, provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation, and

            (ii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

      2.10 Method of Borrowing.

      On each Borrowing Date, each Lender shall make available its Loan or Loans, not later than noon (Chicago time), in Federal or other funds immediately available to the Administrative Agent, at its address specified in or pursuant to Article XIII. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the relevant Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.10, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

      2.11 Changes in Interest Rate, etc.

      Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

      2.12 Rates Applicable After Default.

      Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under
Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

      2.13 Method of Payment.

      All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds by wire transfer to the Administrative Agent at (except as set forth in the next sentence) the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

      2.14 Noteless Agreement; Evidence of Indebtedness.

            (i)         Each Lender shall maintain in accordance with its usual
                  practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii)        The Administrative Agent shall maintain accounts in
                  which it will record (a) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

            (iii)       The entries maintained in the accounts maintained
                  pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

            (iv)        Any Lender may request that its Loans be evidenced by a
                  promissory note (a "Note"). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent and reasonably acceptable to the Company. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by a Note payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.15 Telephonic Notices.

      The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices given to the Administrative Agent by any person or persons listed on Schedule 8, as such Schedule may be revised by the Company from time to time in accordance with Section 13.1, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent regarding the telephonic notice shall govern absent manifest error.

      2.16 Interest Payment Dates; Interest and Fee Basis.

      Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as appropriate. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable in arrears on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Facility fees, utilization fees and interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.17 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

      Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender, the Company and the relevant Borrower of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender and the Company prompt notice of each change in the Alternate Base Rate.

      2.18 Lending Installations.

      Each Lender will book its Loans at the appropriate Lending Installation listed on Schedule 4 or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.18. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by not less than one days' prior written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      2.19 Non-Receipt of Funds by the Administrative Agent.

      (a) Unless the relevant Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of such Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

            (b) The failure of any Lender to make the Loan to be made by it as part of any Advance shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Advance, but no Lender, except as otherwise provided in the next sentence of this Section 2.19(b), shall be responsible for the failure of a Defaulting Lender to make the Loan to be made by such Defaulting Lender on the date of any Advance. Notwithstanding the foregoing sentence, but otherwise subject to the terms and conditions of this Agreement, the Administrative Agent shall notify each Lender of the failure by a Defaulting Lender to make a Loan required to be made by it hereunder (the amount not available being the "Unpaid Amount"), and each Lender shall immediately transfer to the Administrative Agent on such date the lesser of such Lender's proportionate share (based on its Commitment divided by the Commitments of all Lenders that have not so failed to fund their Loans) of the Unpaid Amount and its unused Commitment. Any such transfer shall be deemed to be a Floating Rate Loan by such Lender. Each Defaulting Lender shall pay on demand to each other Lender that makes a payment under this Section 2.19(b) the amount paid by such other Lender to cover such failure, together with interest thereon, for each day from the date such payment was made until the date such other Lender has been paid such amount in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

      2.20 Replacement of Lender.

      If any Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, or if any Lender shall become a Defaulting Lender (any Lender so affected an "Affected Lender"), the Company may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Administrative Agent or any other Lender.

      2.21 Application of Payments with Respect to Defaulting Lenders.

      No payments of principal, interest or fees delivered to the Administrative Agent for the account of any Defaulting Lender shall be delivered by the Administrative Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Administrative Agent, and the Administrative Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

      Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Administrative Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

                                  ARTICLE III.
                             YIELD PROTECTION; TAXES

      3.1 Yield Protection.

            (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of maintaining its Commitment or making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to its Commitment or the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 30 days of demand by such Lender, the relevant

Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

            (b) Non-U.S. Reserve Costs or Fees With Respect to Loans to Non-U.S. Borrowers. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law) imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans to any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Borrower") or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within 30 days of demand by such Lender, such Non-U.S. Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Advances pursuant to clause (i)(b) of the definition of "Eurodollar Rate."

      3.2 Changes in Capital Adequacy Regulations.

      If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any entity controlling such Lender is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances.

      If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances at the end of the then current Interest Period for the affected Eurodollar Advance.

      3.4 Funding Indemnification.

      If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      3.5 Taxes.

            (i) All payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

            (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

            (iii) The Borrowers hereby agree to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

            (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement,
(i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement from the Company and any other Borrower that is not a Non-U.S. Borrower without deduction or withholding of any United States federal income taxes, or (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent that it is not capable of receiving payments from the Company and any other Borrower other than a Non-U.S. Borrower without any deduction or withholding of United States federal income tax.

            (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

            (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6 Lender Statements; Survival of Indemnity.

      To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV.
                              CONDITIONS PRECEDENT

      4.1 Initial Advance.

      The Lenders shall not be required to make the initial Advance hereunder unless the Borrowers have satisfied the following conditions:

            (a) Each Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

                  (i) Copies of the articles or certificate of incorporation of such Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  ii) Copies, certified by the Secretary or Assistant Secretary of such Borrower, of its by-laws or code of regulations and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.

                  (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

                  (iv) A certificate, signed by the Chief Financial Officer or Treasurer of such Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

                  (v) A written opinion of such Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

                  (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

                  (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

                  (viii) A pro forma covenant compliance certificate in form and substance reasonably satisfactory to the Administrative Agent from the Chief Financial Officer or Treasurer of the Company.

                  (ix)  The Guaranty, duly executed by the Company.

                  (x) Such other documents as any Lender or its counsel may have reasonably requested.

            (b) The presentation of evidence satisfactory to the Administrative Agent that the 364-Day Credit Agreement dated March 27, 2003, among the Borrowers and the lenders party thereto and the agent named therein shall have been terminated and all indebtedness, liabilities, and obligations outstanding thereunder shall have been paid in full or will be paid from the proceeds of the initial Advance.

            (c) Payment of the fees described in the letter agreement referred to in Section 10.13.

      4.2 Each Advance.

      The Lenders shall not be required to make, continue or convert any Advance unless on the applicable Borrowing Date or date of conversion or continuation:

            (i)         There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V (other than Section 5.5, 5.7 and 5.15) are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

            (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

            (iv) Each Borrowing Notice with respect to each such Advance and each Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      The Company and each of the Borrowers represents and warrants to the Lenders that:

      5.1 Existence and Standing.

      Each of the Company and its Significant Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.2 Authorization and Validity.

      Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3 No Conflict; Government Consent.

      Neither the execution and delivery by the Borrowers of the Loan Documents to which they are a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or (ii) any Borrower's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code or regulations, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which any Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Borrower, is required to be obtained by any Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4 Financial Statements.

      The following consolidated financial statements heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of such interim statements, to routine year-end audit adjustments:

            (i) June 30, 2003 audited consolidated financial statements of the Company and its Subsidiaries; and

            (ii) December 31, 2003 unaudited interim consolidated financial statements of the Company and its Subsidiaries.

      5.5 Material Adverse Change.

      Since June 30, 2003 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6 Taxes.

      The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7 Litigation and Contingent Obligations.

      Except as set forth on Schedule 7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Advances. As of the date of this Agreement, other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 7, the Company has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8 Subsidiaries.

      Schedule 1 contains an accurate list of all Subsidiaries of the Company (other than immaterial or inactive Subsidiaries) and each Subsidiary Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable, except to the extent that the lack of such status could not reasonably be expected to have a Material Adverse Effect. The Company may amend Schedule 1 from time to time by delivering to the Administrative Agent an updated list of Subsidiaries, and the Company may designate any Subsidiary thereon which is directly or indirectly 80% (or, in the case of R.P. Scherer S.A., 75%) or more owned by the Company as a Subsidiary Borrower hereunder so long as (a) the Company guarantees the obligations of such new Subsidiary Borrower pursuant to the terms of the Guaranty, (b) such new Subsidiary Borrower delivers all corporate or organizational documents and authorizing resolutions and legal opinions reasonably requested by the Administrative Agent, (c) such new Subsidiary Borrower agrees to the terms and conditions of this Agreement and the Borrowers and the new Subsidiary Borrower execute all agreements and take such other action reasonably requested by Administrative Agent and (d) all applicable Lenders are able (i) under their respective internal policies and guidelines with respect to (A) lending to borrowers located in certain foreign jurisdictions and (B) lending in certain foreign currencies and (ii) under all constitutions, laws, statutes, ordinances, rules, treaties, regulations, orders of courts or governmental authorities, to lend to such new Subsidiary Borrower.
Schedule 1 may be amended to remove any Subsidiary as a Subsidiary Borrower upon
(i) written notice by the Company to the Administrative Agent to such effect and
(ii) repayment in full of all outstanding Loans of such Subsidiary Borrower.

      5.9 ERISA.

      The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed 2% of Adjusted Tangible Net Worth. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan where such occurrence could reasonably be expected to have a Material Adverse Effect. Neither the Company or any of its Significant Subsidiaries has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan where in either instance a liability in excess of 2% of Adjusted Tangible Net Worth could reasonably be expected to result.

      5.10 Accuracy of Information.

      No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that to the extent any such information, exhibits or reports include or incorporate by reference any forward-looking statement (each, a "Forward-Looking Statement") which reflects the Company's current view (as of the date such Forward-Looking Statement is made) with respect to future events, prospects, projections or financial performance, such Forward-Looking Statement is subject to uncertainties and other factors which could cause actual results to differ materially from such Forward-Looking Statement.

      5.11 Regulation U.

      Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12 Maintenance of Property.

      The Company and its Subsidiaries, maintain all Property and keep such Property in good repair, working order and condition in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

      5.13 Insurance.

      The Company, and each Significant Subsidiary, maintains as part of a self-insurance program, or with financially sound and reputable insurance companies, insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

      5.14 Plan Assets; Prohibited Transactions.

      The Company is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Advances hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.15 Environmental Matters.

      In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.16 Investment Company Act.

      Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17 Public Utility Holding Company Act.

      Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.18 Default.

      There exists no Default or Unmatured Default under Article VII of this Agreement.

                                  ARTICLE VI.
                                  COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Financial Reporting.

      The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

            (i) Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in Agreement Accounting Principles and required or approved by the

Company's independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.

            (ii) Within 60 days after the close of each of the first three quarterly periods of each fiscal year, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Controller, or Treasurer.

            (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer, Controller, or Treasurer and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) As soon as possible and in any event within 10 Business Days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer, Controller, or Treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

            (v) As soon as possible and in any event within 10 Business Days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            (vi) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

      6.2 Use of Proceeds.

      The Company will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including Acquisitions and commercial paper back up. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

      6.3 Notice of Default.

      The Company will, and will cause each Borrower and Significant Subsidiary to, give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4 Conduct of Business; Maintenance of Property.

      The Company will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or fields related thereto (except that the Company and its Significant Subsidiaries shall have no duty to renew or extend contracts which expire by their terms) and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Significant Subsidiary, to maintain, preserve and protect all Property and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.5 Taxes.

      The Company will, and will cause each Significant Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.6 Insurance.

      The Company will, and will cause each Significant Subsidiary to, maintain as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

      6.7 Compliance with Laws.

      The Company will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.8 Inspection.

      The Company will, and will cause each Significant Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Significant Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Significant Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Administrative Agent or any Lender may designate, provided that neither the Company nor any of its Subsidiaries shall be responsible for the costs and expenses incurred by the Administrative Agent, any Lender, or their representatives in connection with such inspection prior to the occurrence and continuation of a Default.

      6.9 Merger.

      The Company will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that, provided that no Default or Unmatured Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Administrative Agent, the Company may merge or consolidate with any other U.S. corporation and each Significant Subsidiary may merge or consolidate with any other Person, provided, further, that (i) in the case of any such merger or consolidation involving the Company, the Company is the surviving corporation and (ii) in the case of any such merger or consolidation involving a Significant Subsidiary which is a Subsidiary Borrower, the surviving corporation assumes all of such Borrower's obligations under this Agreement and remains or becomes a Subsidiary Borrower.

      6.10 Sale of Assets.

      The Company will not, nor will it permit any Significant Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person (other than the Company or another Subsidiary), except:

            (i)         Sales of inventory in the ordinary course of business.

            (ii) Sales or other dispositions in the ordinary course of business of fixed assets for the purpose of replacing such fixed assets, provided that such fixed assets are replaced within 360 days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fixed assets sold or otherwise disposed of.

            (iii) Sales or other dispositions outside the ordinary course of business of accounts receivable, lease receivables, leases or equipment which had been leased by the Company or such Significant Subsidiary, provided that any such sale or other disposition is for reasonably equivalent value and could not reasonably be expected to have a Material Adverse Effect.

            (iv) Other leases, sales (including sale-leasebacks) or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i), (ii) and (iii) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries, or together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) and (ii) above) as permitted by this Section during the period from the date of this Agreement to the end of the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute 35% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the fiscal year in which any such lease, sale or other disposition occurs.

            (v)          Sales of Rate Hedging Agreements.

      Notwithstanding anything in this Section 6.10 to the contrary, (a) no such leases, sales or other dispositions of property may be made (other than pursuant to clause (i) above) if any Default or Unmatured Default has occurred and is continuing, and (b) all leases, sales and other dispositions of Property at any time shall be for not less than the fair market value of such Property as determined in good faith by the Company.

      6.11 Investments.

      The Company will not, nor will it permit any Significant Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

            (i)         Cash Equivalent Investments;

            (ii)        Investments in Subsidiaries;

            (iii)       other Investments in existence on the date hereof;

            (iv) other Investments provided that the aggregate amount of such Investments made in any fiscal year does not exceed 25% of Adjusted Tangible Net Worth as of the beginning of such fiscal year; and

            (v)         Investments in Rate Hedging Agreements.

      6.12 Liens.

      The Company will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Significant Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (ii) Liens imposed by law, such as landlord's, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the PGBC).

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

            (v)         Liens existing on the date hereof.

            (vi) Liens on any assets which exist at the time of acquisition of such assets by the Company or any of its Subsidiaries, or liens to secure the payment of all of any part of the purchase price of such assets upon the acquisition of such assets by the Company or any of its Subsidiaries or to secure any Indebtedness incurred or guaranteed by the Company or any of its Subsidiaries prior to, at the time, of or within 360 days after, such acquisition (or, in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon, provided, however, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to such assets theretofore owned by the Company or any of its Subsidiaries other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located, provided further, however, that the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this Section 6.12(vi) shall not at any time exceed 10% of Adjusted Tangible Net Worth.

            (vii) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such liens (including without limitation liens incurred in connection with pollution control, industrial revenue or similar financings).

            (viii) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).

            (ix) So long as no Default under Section 7.9 would occur in connection therewith, Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceeding for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party.

            (x)         Liens securing Indebtedness described in Section 6.15
(iv) and (v).

            (xi) Liens securing Indebtedness and not otherwise permitted by the foregoing provisions of this Section 6.12, provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not at any time exceed 25% of Adjusted Tangible Net Worth.

      6.13 Subsidiary Indebtedness.

The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

            (i)         The Loans.

            (ii) Indebtedness outstanding on the date of this Agreement or incurred pursuant to commitments in existence on the date of this Agreement.

            (iii) Indebtedness of any Subsidiary to the Company or any other Subsidiary.

            (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

            (v) Any refunding or refinancing of any Indebtedness referred to in clauses (i) through (iv) above, provided that any such refunding or refinancing of Indebtedness referred to in clause (ii), (iii) or (iv) does not increase the principal amount thereof.

            (vi) Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business.

            (vii) Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Subsidiary in the ordinary course of business for bona fide business purposes, provided that the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $100,000,000.

            (viii) Indebtedness of a Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary.

            (ix)        Indebtedness arising from Rate Hedging Obligations.

            (x)         Contingent Obligations.

            (xi) Indebtedness outstanding under investment grade commercial paper programs.

            (xii) Other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to 25% of Adjusted Tangible Net Worth at such time.

      6.14 Limitation on Restrictions on Significant Subsidiary Distributions.

      The Company will not, and will not permit any Significant Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of any capital stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company or (iii) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any restrictions existing under the Loan Documents, (b) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the capital stock or assets of such Subsidiary, and (c) any restrictions with respect to assets encumbered by a Lien permitted by Section 6.12 so long as such restriction applies only to the asset encumbered by such permitted Lien.

      6.15 Contingent Obligations.

      The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except
(i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations (as defined in the Existing Five-Year Credit Agreement), (iii) the Guaranty, (iv) Contingent Obligations of special-purpose finance Subsidiaries, provided that no Person has recourse against the Company or any Significant Subsidiary for such Contingent Obligations, (v) Contingent Obligations arising from the sale by Pyxis Corporation of lease receivables, leases or equipment, provided that the aggregate amount of such Contingent Obligations do not at any time exceed 10% of Adjusted Tangible Net Worth, (vi) Contingent Obligations arising out of operating or synthetic leases entered into by Subsidiaries of the Company, provided that the aggregate amount of such Contingent Obligations do not at any time exceed 25% of Adjusted Tangible Net Worth, and (vii) Contingent Obligations in addition to, and including additional amounts of, those described in (i)-(vi) above, provided that the aggregate amount of such additional Contingent Obligations (without duplication) do not at any time exceed 25% of Adjusted Tangible Net Worth.

      6.16 Minimum Net Worth.

      The Company shall not permit its Net Worth to be less than $4,100,000,000 at any time.

                                  ARTICLE VII.
                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1 Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Advance, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2 Nonpayment of principal of any Loan within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any facility fee or other Obligations under any of the Loan Documents within five days after the same becomes due.

      7.3 The breach by the Company of Sections 6.3, 6.9, 6.10, 6.13, 6.15 or 6.16.

      7.4 The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

      7.5 Failure of the Company or any of its Significant Subsidiaries to pay when due any principal, interest or other amounts, subject to any applicable grace period, or the default by the Company or any of its Significant Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any, of any term, provision or condition contained in the Existing Five-Year Credit Agreement or any agreement or agreements under which any Indebtedness in excess of 2% of Adjusted Tangible Net Worth was created or is governed, or any other event shall occur or condition exist beyond any applicable grace period with respect thereto, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6 The Company or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7 Without the application, approval or consent of the Company or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Significant Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

      7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9 The Company or any of its Significant Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (not covered by insurance)in excess of 2% of Adjusted Tangible Net Worth (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in either such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10 Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of 2% of Adjusted Tangible Net Worth which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $50,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under

Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of 2% of Adjusted Tangible Net Worth.

      7.11 Any Change in Control shall occur.

      7.12 The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Company shall fail to comply with any of the terms or provisions of the Guaranty, or the Company shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

                                  ARTICLE VIII.
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1 Acceleration.

      If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any of its Significant Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives.

      If, within 60 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

      8.2 Amendments.

      Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental written agreement shall, without the consent of all of the Lenders:

            (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any accrued interest or accrued fees, or reduce the rate or extend the time of payment of interest or fees thereon.

            (ii) Reduce the percentage specified in the definition of Required Lenders or any provision that requires the unanimous consent or pro rata treatment of Lenders.

            (iii) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under
Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit any Borrower to assign its rights under this Agreement (other than as may be permitted pursuant to Section 6.9).

            (iv)        Amend this Section 8.2.

            (v)         Release the Company as guarantor of any Advance.

            No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver requiring the consent of the Required Lenders, and, for purposes of determining the Required Lenders, the Commitments and the Loans of each Defaulting Lender shall be disregarded.

      8.3 Preservation of Rights.

      No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of a Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the later of (a) the Facility Termination Date and (b) the date on which the Obligations have been paid in full.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

      9.1 Survival of Representations.

      All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Advances herein contemplated.

      9.2 Governmental Regulation.

      Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3 Headings.

      Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4 Entire Agreement.

      The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

      9.5 Several Obligations; Benefits of this Agreement.

      The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Lead Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.6 Expenses; Indemnification.

            (i) The Borrowers shall reimburse the Administrative Agent and the Lead Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Lead Arrangers in connection with the preparation, investigation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the

Loan Documents, whether incurred prior to or subsequent to the Closing Date. The Borrowers also agree to reimburse the Administrative Agent, the Lead Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent, the Lead Arrangers and the Lenders, which attorneys may be employees of the Administrative Agent, the Lead Arrangers or the Lenders) paid or incurred by the Administrative Agent, the Lead Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.

            (ii) The Company hereby further agrees to indemnify the Administrative Agent, the Lead Arrangers and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, the Lead Arrangers or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Company under this Section 9.6 shall survive the termination of this Agreement.

      9.7 Numbers of Documents.

      All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

      9.8 Accounting.

      Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements.

      9.9 Severability of Provisions.

      Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 Nonliability of Lenders.

      The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the

Administrative Agent, the Lead Arrangers nor any Lender shall have any fiduciary responsibilities to the Company solely by reason of being a party to this Agreement. Neither the Administrative Agent, the Lead Arrangers nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Administrative Agent, the Lead Arrangers nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Lead Arrangers nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11 Confidentiality; Disclosure.

      Each of the Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or the Administrative Agent or, subject to Section 12.4, to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party or in connection with any legal proceeding related to this facility, (vi) to such Lender's contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, provided that reasonable advance written notice is given to the Company. Neither the Administrative Agent nor any Lender will make any press release or other public announcement regarding this Agreement or the transactions contemplated hereby without the Company's express prior written consent, except with respect to league table submissions in connection with this Agreement, as required under applicable law or by any governmental agency, in which case the party required to make the press release or public announcement shall use commercially reasonable efforts to obtain the prior approval of the Company as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement.

      9.12 Nonreliance.

      Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Advances provided for herein.

                                    ARTICLE X.
                                    THE AGENT

      10.1 Appointment; Nature of Relationship.

      Wachovia is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 Powers.

      The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

      10.3 General Immunity.

      Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4 No Responsibility for Loans, Recitals, etc.

      Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent;
(d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Company or any guarantor of any of the Obligations or of any of the Company's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

      10.5 Action on Instructions of Lenders.

      The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 Employment of Agents and Counsel.

      The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

      10.7 Reliance on Documents; Counsel.

      The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

      10.8 Administrative Agent's Reimbursement and Indemnification.

      The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents (other than the fee payable pursuant to Section 10.13), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and
(ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement and the Commitments.

      10.9 Notice of Default.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

      10.10 Rights as a Lender.

      In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11 Lender Credit Decision.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Administrative Agent, which successor Administrative Agent shall (unless a Default shall have occurred and be continuing) be approved by the Company (which approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Company and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, without the consent of any Lender but upon thirty days prior written notice to the Lenders and the Company, the Administrative Agent may appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder, which successor Administrative Agent shall (unless a Default shall have occurred and be continuing) be approved by the Company (which approval shall not be unreasonably withheld or delayed). If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $5,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

      10.13 Administrative Agent's Fee.

      The Company agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Company, Wachovia Capital Markets, LLC and the Administrative Agent pursuant to that certain letter agreement dated March 2, 2004 or as otherwise agreed from time to time.

      10.14 Delegation to Affiliates.

      The Company and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

      10.15 Administrative Agent, Syndication Agents, Documentation Agents, Lead Arrangers, etc.

      Neither the Syndication Agents, the Documentation Agents nor the Lead Arrangers shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders or the Administrative Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

                                  ARTICLE XI.
                            SETOFF; RATABLE PAYMENTS

      11.1 Setoff.

      In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2 Ratable Payments.

      If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      If an amount to be setoff is to be applied to Indebtedness of the Company to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

                                  ARTICLE XII.
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1 Successors and Assigns.

      The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

      12.2 Participations.

      12.2.1. Permitted Participants; Effect.

      Any Lender may, in its sole discretion, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

      12.2.2. Voting Rights.

      Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Advance or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Advance or Commitment, releases the Company as guarantor of any such Loan or releases any of the collateral, if any, securing any such Advance.

      12.2.3. Benefit of Setoff.

      The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

      12.3 Assignments.

      12.3.1. Permitted Assignments.

      Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions, mutual funds, insurance companies or other entities engaged in the business of extending credit for borrowed money ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required (which consents shall not be unreasonably withheld or delayed) prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. The assignor shall give prompt written notice to the Company of any assignment becoming effective without the consent of the Company. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and in multiples of $1,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

      12.3.2. Effect; Effective Date.

      Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

      12.4  Dissemination of Information.

      The Company authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that each Transferee and prospective Transferee agrees in writing to be bound by
Section 9.11 of this Agreement.

      12.5  Tax Treatment.

      If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

      12.6  Transfer to an SPC.

      Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan (other than an Alternate Currency Loan) that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 12.6, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. As this Section applies to any particular SPC, this section may not be amended without the written consent of such SPC.

                                  ARTICLE XIII.
                                     NOTICES

      13.1  Notices.

      Except as otherwise permitted by Section 2.15 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

      13.2  Change of Address.

      The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by 5 days' prior written notice to the other parties hereto.

                                  ARTICLE XIV.
                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV.
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1  CHOICE OF LAW.

      THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2  CONSENT TO JURISDICTION.

      EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3  WAIVER OF JURY TRIAL.

      THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                  CARDINAL HEALTH, INC.

                                  By: /s/ Richard J. Miller
                                      ------------------------------------------
                                      Name:  Richard J. Miller
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                  By: /s/ Donna Brandin
                                      ------------------------------------------
                                      Name:  Donna Brandin
                                      Title: Senior Vice President and Treasurer

                                  7000 Cardinal Place
                                  Dublin, Ohio  43017
                                  Attention: Laura Warren
                                  Telephone:  (614) 757-5391
                                  FAX:  (614) 757-4724

                           [Signature Pages Continue]

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as Administrative Agent and as Lender

                                  By: /s/ Glenn F. Edwards
                                      ------------------------------------------
                                      Name:   Glenn F. Edwards
                                      Title:  Managing Director

                                  Charlotte Plaza, CP-8
                                  201 South College Street
                                  Charlotte, North Carolina 28288-0680
                                  Attention:  Syndication Agency Services
                                  Telephone No.: (704) 374-2698
                                  Telecopy No.:  (704) 383-0288

                           [Signature Pages Continue]

                                  BANK ONE, NA, as Syndication Agent and as
                                  Lender

                                  By: /s/ Richard J. Johnsen
                                      ------------------------------------------
                                      Name:   Richard J. Johnsen
                                      Title:  Managing Director

                                  1111 Polaris Parkway
                                  Suite 3-A
                                  OH1-1085
                                  Columbus, OH 43240
                                  Attention:  Paul A. Harris
                                  Telephone:  (614) 213-4047
                                  Fax:  (614) 213-3135

                           [Signature Pages Continue]

                                  BANK OF AMERICA, N.A., as Syndication Agent and as Lender

                                  By: /s/ James W. Ford
                                      ------------------------------------------
                                      Name:   James W. Ford
                                      Title:  Managing Director

                                  NC1-007-17-11
                                  100 North Tryon Street
                                  Charlotte, NC 28255

                                  BARCLAYS BANK PLC,
                                  as Documentation Agent and as Lender

                                  By: /s/ L. Peter Yetman
                                      ------------------------------------------
                                      Name:   L. Peter Yetman
                                      Title:  Director

                                  200 Park Avenue
                                  New York, NY 10166

                                  DEUTSCHE BANK SECURITIES INC.
                                  As Documentation Agent

                                  DEUTSCHE BANK AG NEW YORK BRANCH
                                  as Lender

                                  By: /s/ Thomas A. Foley
                                      ------------------------------------------
                                      Name:   Thomas A. Foley
                                      Title:  Director

                                  By: /s/ Patrick Dutilly
                                      ------------------------------------------
                                      Name:   Patrick Dutilly
                                      Title:  Vice President

                                  60 Wall St.
                                  New York, New York, 10005
                                  Attention:  Patrick Dutilly
                                  Phone:  212-250-6696
                                  Fax:  212-797-4344

                                 UBS LOAN FINANCE LLC, as Lender

                                 By: /s/ Wilfred V. Saint
                                     -------------------------------------------
                                     Name:   Wilfred V. Saint
                                     Title:  Director, Banking Products
                                             Services, US

                                 By: /s/ Joselin Fernandes
                                     -------------------------------------------
                                     Name:  Joselin Fernandes
                                     Title: Associate Director, Banking Products
                                            Services, US

                                 677 Washington Boulevard
                                 Stamford CT  06901

                                  WILLIAM STREET COMMITMENT CORPORATION
                                 (Recourse only to assets of William Street
                                  Commitment Corporation), as Lender

                                  By: /s/ Jennifer Hill
                                      ------------------------------------------
                                      Name:   Jennifer Hill
                                      Title:  CFO

                                  Insert Address for Notices
                                  85 Broad Street
                                  New York, NY 10004

                           [Signature Pages Continue]

                                  MERRILL LYNCH BANK USA, as Lender

                                  By: /s/ Louis Alder
                                      ------------------------------------------
                                      Name:   Louis Alder
                                      Title:  Director

                                  15 West South Temple, Suite 300
                                  Salt Lake City, UT 84101
                                  Attn:  Frank Stepan

                           [Signature Pages Continue]

                                  MORGAN STANLEY BANK, as Lender

                                  By: /s/ Daniel Twenge
                                      ------------------------------------------
                                      Name:   Daniel Twenge
                                      Title:  Vice President

                                  Address for Notices:
                                  1633 Broadway, 25th Floor
                                  New York, New York 10019
                                  Attn:  Larry Benison / Min Jo
                                  Telephone:  212-537-1439 / 1381
                                  Facsimile:  212-537-1867 / 1866

                           [Signature Pages Continue]

                                  SUNTRUST BANK
                                  as Lender

                                  By: /s/ William D. Priester
                                      ------------------------------------------
                                      Name:   William D. Priester
                                      Title:  Director

                                  201 Fourth Avenue North, 3rd Floor
                                  Nashville, TN 37219

                                  THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                  CHICAGO BRANCH
                                  as Lender

                                  By: /s/ Shinichiro Munechika
                                      ------------------------------------------
                                      Name:   Shinichiro Munechika
                                      Title:  Deputy General Manager

                                  227 West Monroe Street, Suite  2300
                                  Chicago, Illinois 60606
                                  Attention:  William J. Murray
                                  Telephone No.:  (312) 696-4653
                                  Telecopy No.:    (312) 696-4535

                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as Lender

                                  By: /s/ Jeffrey L. Stein
                                      ------------------------------------------
                                      Name:   Jeffrey L. Stein
                                      Title:  Vice President

                                  500 First Avenue
                                  Pittsburgh, PA 15219
                                  Attention:  Sherri Collins
                                  Telephone:  (412)  768-7653
                                  Fax:  (412)  768-4586

                                  ABN AMRO BANK N.V., as Lender

                                  By: /s/ Eric Oppenheimer
                                      ------------------------------------------
                                      Name:   Eric Oppenheimer
                                      Title:  Vice President

                                  By: /s/ Todd J. Miller
                                      ------------------------------------------
                                      Name:   Todd J. Miller
                                      Title:  Assistant Vice President

                                  Address for Notices
                                  55 East 52nd Street
                                  New York, NY 10055

                           [Signature Pages Continue]

                                  KEY BANK NATIONAL ASSOCIATION,
                                  as Lender

                                  By: /s/ Christopher A. Swindell
                                      ------------------------------------------
                                      Name:   Christopher A. Swindell
                                      Title:  Portfolio Manager

                                  1211 SW 5th Avenue, Suite 400
                                  Mailcode:  OR-20-21-0444
                                  Portland, OR  97204

                           [Signature Pages Continue]

                                  NATIONAL CITY BANK
                                  as Lender

                                  By: /s/ Thomas E. Redmond
                                      ------------------------------------------
                                      Name:   Thomas E. Redmond
                                      Title:  Senior Vice President

                                  155 E. Broad Street
                                  Locater 16-0077
                                  Columbus, OH 43251

                                  BANK INTESA S.P.A., as Lender

                                  By: /s/ F. Maffei
                                      ------------------------------------------
                                      Name:   F. Maffei
                                      Title:  VP

                                  By: /s/ Anthony F. Giobbi
                                      ------------------------------------------
                                      Name:   Anthony F. Giobbi
                                      Title:  First Vice President

                                  Insert Address for Notices
                                  One William St.
                                  New York, NY 10004

                           [Signature Pages Continue]

                                  THE BANK OF NEW YORK, as Lender

                                  By: /s/ Patrick Vatel
                                      ------------------------------------------
                                      Name:   Patrick Vatel
                                      Title:  Vice President

                                  One Wall Street
                                  8th Floor
                                  New York, N.Y.10286
                                  Attention: Patrick Vatel
                                  Telephone:  (212) 635-7882
                                  Fax:  (212) 635-1481

                           [Signature Pages Continue]

                                  FIFTH THIRD BANK (CENTRAL OHIO),
                                  as Lender

                                  By: /s/ Christopher D. Jones
                                      ------------------------------------------
                                      Name:   Christopher D. Jones
                                      Title:  Vice President

                                  21 East State Street
                                  MD:  468371
                                  Columbus, Ohio 43215
                                  Attention:  Christopher Jones
                                  Telephone:  614-744-5982
                                  Fax:  614-744-7606

                           [Signature Pages Continue]

                                  U.S. BANK NATIONAL ASSOCIATION,
                                  as Lender

                                  By: J. Todd Price
                                      ------------------------------------------
                                      Name:   J. Todd Price
                                      Title:  Vice President

                                  175 South Third Street, Fourth Floor
                                  Columbus, OH 43215

                                  ALLIED IRISH BANKS P.L.C., as Lender

                                  By: /s/ Michael Doyle
                                      ------------------------------------------
                                      Name:   Michael Doyle
                                      Title:  Senior Vice President

                                  Bankcentre
                                  Ballsbridge
                                  Dublin 4
                                  Ireland

                                    EXHIBITS

                                    EXHIBIT A
                                 FORM OF OPINION

                   [PRINT ON CARDINAL HEALTH, INC. LETTERHEAD]

                                                                  March __, 2004

The Administrative Agent and the Lenders who are parties to the Credit Agreement described below.

Subject: CARDINAL HEALTH, INC. -- 2004 FIVE-YEAR CREDIT AGREEMENT.

Gentlemen/Ladies:

      I am counsel for Cardinal Health, Inc., an Ohio corporation (the "Company"), and have represented the Company in connection with its execution and delivery of a 2004 Five-Year Credit Agreement dated as of March __, 2004 (the "Agreement"), among the Company, the Subsidiary Borrowers, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent, providing for Advances in an aggregate principal amount not exceeding $750,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement. This opinion is being delivered to you pursuant to
Section 4.1(a)(v) of the Agreement.

      In connection with the issuance of this opinion letter, I have examined the following documents:

            (a)   A copy of the Agreement executed by the Company;

            (b)   The Company's Articles of Incorporation;

            (c)   The Company's Code of Regulations;

            (d) A certificate of good standing of the Company issued by the Ohio Secretary of State;

            (e)   Resolutions of the Company's board of directors;

            (f)   An executed copy of each of the following notes:

                  (i) a note from the Company to PNC Bank, National Association dated March __, 2004;

                  (ii) a note from the Company to SunTrust Bank dated March __, 2004; and

                  (iii) a note from the Company to Wachovia Bank, National
                        Association dated March __, 2004;

            (g) An executed copy of the Guaranty Agreement of the Company dated as of March __, 2004;

            (h) Certificates of certain officers of the Company as to certain factual matters; and

            (i) Such other documents and matters of law as I deemed necessary or advisable in order to render the opinions set forth in this letter.

      The documents referenced in items (a), (f), and (g) are sometimes referred to hereinafter as the "Loan Documents."

      In my review and in rendering the opinions expressed herein, I have assumed, without independent verification, the following: (I) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, facsimile, or photostatic copies, the completeness and correctness of any representations and certifications made to me by officers of the Company, and the completeness and correctness of any representations and certificates of public officials and public filing records;
(II) that the Loan Documents have been duly and validly authorized, executed, and delivered by all parties thereto other than the Company, and that the Loan Documents are binding and legally enforceable against all of the parties thereto, other than the Company; (III) all parties to the Loan Documents other than the Company have received adequate consideration for their execution and delivery of, and performance of their respective obligations under, the Loan Documents to which each of them is a party; and (IV) all conditions and other transactions contemplated by the Agreement to have occurred at or prior to the funding of the initial Loans or have been waived by the appropriate parties and Loans in the amount of the Aggregate Commitment will be fully available pursuant to the terms of the Agreement.

      Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Ohio.

      2. The execution and delivery by the Company of the Loan Documents to which it is a party and the performance by the Company of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Company and will not:

            (a)   Require any consent of the Company's shareholders;

            (b) (i) Violate (A) any order, judgment, or decree of any court or governmental agency binding on the Company and known to me, (B) any statute of the State of Ohio or the United States, or any written regulation thereunder, (C) the Company's articles of incorporation or code of regulations, or (D) the provisions of any indenture, instrument, or agreement to which the Company is a party or is subject, or by which it, or its Property, is bound, and which is filed or incorporated by reference as an exhibit to the Company's periodic reports under the Securities Exchange Act of 1934, pursuant to item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission, or (ii) conflict with or constitute a default under any such indenture, instrument, or agreement; or

            (c) Result in, or require, the creation or imposition of any Lien in or on the Property of the Company pursuant to the terms of any indenture, instrument or agreement binding upon the Company, and which is filed or incorporated by reference as an exhibit to the Company's periodic reports under the Securities Exchange Act of 1934, pursuant to item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission.

      3. The Loan Documents to which the Company is a party have been duly executed and delivered by the Company and, except for the "choice of law" provisions of the Loan Documents, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Set forth later in this opinion letter is an opinion regarding the enforceability of the "choice of law" provisions of the Loan Documents.

      4. To the best of my knowledge and except as set forth in Schedule 7 of the Agreement, there is no litigation, arbitration, governmental investigation, proceeding, or inquiry pending or threatened against the Company which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      5. No authorization or approval of, or filing with, any governmental agency of the United States or of the State of Ohio which has not been obtained or made is necessary for the execution and delivery of, and performance of the Company's obligations under the Loan Documents.

      In addition to any other qualification set forth herein, my opinions are qualified as

            (A) I wish to advise you that I do not express any opinion with respect to: (1) the power or authority of the Lenders to make the loans contemplated by the Agreement; (2) compliance by the Lenders with any federal or state banking law, rule, regulation, or restriction; or (3) compliance by the Lenders with any federal, state, or foreign law, rule, regulation, or restriction which is or was required to be complied with by the Lenders (as opposed to compliance therewith by the Company) in order to enforce any rights or remedies of the Lenders under the Loan Documents. Accordingly, all of the foregoing opinions expressed by me are qualified to the extent set forth in the preceding sentence.

            (B) To the extent that the foregoing opinions are stated to be to the best of my knowledge, or relate to matters which are known to me, I have, with your consent, relied on one or more certificates of officers of the Company as to factual matters, and I have neither independently investigated nor attempted to verify any of such matters.

            (C)   I have made no examination of and express no opinion as to:
                  (1) the right, title, or interest of any person to any property; (2) the accuracy or sufficiency of the description in the Loan Documents of any real or personal property; or (3) the existence of or freedom of any property from any liens, security interests, or other encumbrances.

            (D) My opinions are subject to and affected by: (1) any bankruptcy, insolvency, avoidance, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the rights and remedies of creditors generally; and (2) general principles of equity (whether considered in a proceeding in equity or at law).

            (E) I express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies by the Lenders under the Loan Documents: (1) in the event of any default by the Company, if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for the protection of the Lenders; or (2) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.

            (F) Certain waivers and exculpatory clauses contained in the Loan Documents may be limited or unenforceable under applicable law; but in my opinion, such law does not, subject to the other qualifications and exceptions stated elsewhere in this opinion, make the remedies afforded by the Loan Documents inadequate for the practical realization of the principal benefits purported to be provided thereby.

            (G) No opinion is expressed with respect to the validity or enforceability of those provisions of the Loan Documents which purport by their terms to relieve any party of, or to indemnify such party against, any liability for such party's own negligence, gross negligence, or willful misconduct, or to obligate the Company to bear the legal and other expenses of any other party.

            (H) I am authorized to practice law in Ohio, and no opinion is expressed herein other than as to the laws of the State of Ohio and federal law. With your permission, for purposes of the opinion set forth in paragraph 3, I have assumed that the substantive laws of the State of Ohio, except for conflict of laws principles, would govern the Loan Documents.

      In addition to the foregoing opinions, you have also requested my opinion regarding whether an Ohio court would enforce the "choice of law" provisions of the Loan Documents (the "Choice of Law Provisions") against the Company.

      In Schulke Radio Prod. v. Midwestern Broadcast, 453 N.E. 2d 683 (Ohio
1983), the Ohio Supreme Court held that the rule set forth in the Restatement of Law 2d (1971) 561, Conflict of Laws, Section 187, is to be applied in determining whether or not a contractual choice of law provision will be enforced by an Ohio court. The relevant part of Section 187 is set forth below:

            "(2) The law of the state chosen by the parties to govern their contractual rights and duties will be applied, even if the particular issue is one which the parties could not have resolved by an explicit provision in their agreement directed to that issue, unless either

                  (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties' choice, or

                  (b) application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which, under the rule of Section 188, would be the state of the applicable law in the absence of an effective choice of law by the parties."

      In Schulke, the agreement at issue included a term providing that it was to be governed by New York law. One of the parties to the agreement was located in New York and executed the agreement in New York. In addition, performance under the agreement also took place in New York. Based upon the foregoing, the Ohio Supreme Court concluded that New York did bear a substantial relationship to the parties and the agreement. Schulke, 453 N.E. 2d 686. Similarly, Comment
(f) to Section 187 of the Restatement states that a substantial relationship exists when the state of choice is where performance by one of the parties is to take place or where one of the parties has its principal place of business.

      In rendering the following opinion, I have assumed, with your approval and without independent verification, that the following facts and statements are true and accurate in all respects:

      (i) The Syndication Agent and Co-Lead Arranger's principal office is located in Illinois;

      (ii) The Loan Documents are being executed by certain of the Lenders in Illinois;

      (iii) In selecting the laws of the State of Illinois to govern the Loan Documents, the parties acted in good faith and without an intent to evade the law; and

      (iv) The application of the laws of the State of Illinois to the Loan Documents will not be contrary to any fundamental policy of any state which has a materially greater interest than the State of Illinois in the determination of any particular right, duty, or obligation of any party under the Loan Documents.

      Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, I am of the opinion that it would be more likely than not that an Ohio court would enforce the Choice of Law Provisions based upon a determination by such court that the Loan Documents and the parties thereto have a substantial relationship with the State of Illinois.

      The opinions set forth herein are given as of the date hereof, and I disclaim any obligation to notify you or any other person or entity if any change in fact or law, or both (whether statutory, regulatory, regulatory interpretation or judicial interpretation), should change my opinion with respect to any matter set forth herein. This opinion may be relied upon and is solely for the benefit of the Addressees at the beginning of this opinion (and also any Purchasers, but not any Participants), and it is not to be made available to or relied upon by any other party or communicated or disclosed to any other person without my prior written consent.

                                  Sincerely,

                                  Steve Falk, Associate General Counsel -
                                  Corporate Governance and Mergers &
                                  Acquisitions

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE

Date: March 16th 2004

Wachovia Bank, National Association
301 South College Street
Charlotte, NC 28288

To Whom It May Concern:

      This notice serves to confirm that, to the best of my knowledge, Cardinal Health, Inc. (the "Company") has observed or performed in all material respects all of the covenants, conditions and agreements contained in the 2004 Five-Year Credit Agreement, dated March 19th, 2004 by and among the Company, certain subsidiaries of the Company named therein, Wachovia Bank, National Association, as Administrative Agent, and the lenders named therein.

      Detailed calculations are attached.

      In addition, please find enclosed a copy of our most recent financial statements as filed with the Securities and Exchange Commission.

                                  Sincerely,

                                  ______________________________________________
                                  Donna Brandin, SVP and Treasurer

                         SECTION 6.16 MINIMUM NET WORTH

                       Minimum Net Worth > $4,100,000,000
               Net Worth reported as of 12/31/03 = $7,592,300,000

                                    EXHIBIT C
                              ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment Agreement") between (the "Assignor") and (the "Assignee") is dated as of __________, _____. The parties hereto agree as follows:

      1) PRELIMINARY STATEMENT. The Assignor is a party to a 2004 Five-Year Credit Agreement dated as of March __, 2004 (the "Agreement") among the Company, the Subsidiary Borrowers, the Lenders named therein, and Wachovia Bank, National Association, as Administrative Agent (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2) ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

      3) EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

      4) PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      5) RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

      6) REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

      7) REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information that it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

      8) GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

      9) NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

      10) COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT

1)    Description and Date of Credit Agreement:

2)    Date of Assignment Agreement: _____________ , 200__

3)    Amounts (As of Date of Item 2 above):

                                  Facility

                                  ________

a.    Assignee's percentage
      of Facility purchased
      under the Assignment
      Agreement ***           ____%

b.    Amount of Facility
      purchased under the
      Assignment Agreement
      ***                $____   __________________________________

4)    Assignee's Commitment (or Loans
      with respect to terminated
      Commitments) purchased hereunder: __________________________________

5)    Proposed Effective Date:   ______________________________________

                                         N/A
6)    Non-standard Recordation Fee       [Assignor/Assignee to pay 100% of fee]
      Arrangement                        [Fee waived by Administrative Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]

By:___________________________________     By:__________________________________
Title:________________________________     Title:_______________________________

ACCEPTED AND CONSENTED TO BY               ACCEPTED AND CONSENTED TO BY
[NAME OF COMPANY]                          [NAME OF AGENT]

By:___________________________________     By:__________________________________
Title:________________________________     Title:_______________________________

*Insert specific facility names per Credit Agreement
**Percentage taken to 10 decimal places
***If fee is split 50-50, pick N/A as option

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

(Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:_________________________________     Telephone No.:_______________________
Fax No.:______________________________     Telex No.:___________________________
                                   Answerback:__________________________________

PAYMENT INFORMATION:
Name & ABA # of Destination Bank:_______________________________________________
________________________________________________________________________________

Account Name & Number for Wire Transfer:________________________________________
                                        ________________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Address for Notices for Assignor:_______________________________________________
________________________________________________________________________________
________________________________________________________________________________

                              ASSIGNEE INFORMATION

CREDIT CONTACT:
Name:_________________________________     Telephone No.:_______________________
Fax No.:______________________________     Telex No.:___________________________
                                           Answerback:__________________________

                            KEY OPERATIONS CONTACTS:

Booking Installation:_____________ Booking Installation:____________________ Name:______________________________________Name:________________________________
Telephone No.:_____________________________Telephone No.:_______________________
Fax No.:___________________________________Fax No.:_____________________________
Telex No.:_________________________________Telex No.:___________________________
Answerback:________________________________Answerback:__________________________

                              PAYMENT INFORMATION:

Name & ABA # of Destination Bank: ______________________________________________

Account Name & Number for Wire Transfer: _______________________________________
________________________________________________________________________________
________________________________________________________________________________

Other Instructions: ____________________________________________________________
________________________________________________________________________________

Address for Notices for Assignee: ______________________________________________
________________________________________________________________________________

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Wachovia Bank, National Association,
as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below.

Re: 2004 Five-Year Credit Agreement, dated March __, 2004 (as the same may be amended or modified, the "Credit Agreement"), among Cardinal Health, Inc. (the "Company"), the Lenders named therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Company, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.15 of the Credit Agreement.

Facility Identification Number(s)________________________________
Customer/Account Name____________________________________________
Transfer Funds To________________________________________________
_________________________________________________________________
_________________________________________________________________

For Account No.__________________________________________________
Reference/Attention To___________________________________________

Authorized Officer (Customer Representative)    Date

_________________________________               ______________________________
(Please Print)                                        Signature

Bank Officer Name                               Date
_________________________________               ______________________________
(Please Print)                                        Signature

                                    EXHIBIT E
                                      NOTE

                                                                          [Date]

Cardinal Health, Inc., an Ohio corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Five-Year Credit Agreement dated as of March __, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the Subsidiary Borrowers and the lenders party thereto, including the Lender, and Wachovia Bank, National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

                                         By: _______________________________
                                         Print Name:________________________
                                         Title:_____________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                             NOTE OF ______________,
                              DATED ______________,

           Principal         Maturity of          Principal
Date       Amount of Loan    Interest Period      Amount Paid     Unpaid Balance
--------------------------------------------------------------------------------

                                    SCHEDULES

                                PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below:

                                    LEVEL I       LEVEL II*    LEVEL III      LEVEL IV      LEVEL V
                                                                                          < or = BBB,
REFERENCE RATING                 > or = A+, A1   A, A2, AND    A-, A3 AND    BBB+, Baa1     Baa2 AND
                                     AND A+          A             A-         AND BBB+        BBB
Facility Fee                           7.0           8.0           9.0          12.5          15.0
Eurodollar Applicable Margin          18.0          22.0          31.0          37.5          47.5
First Drawn Cost                      25.0          30.0          40.0          50.0          62.5
Utilization fee > 50%                 10.0          10.0          10.0          12.5          12.5
Fully Drawn Cost                      35.0          40.0          50.0          62.5          75.0

* Initial pricing level based on the Company's current A/A2/A senior unsecured long term debt ratings.

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Level I Status" exists at any date if, on such date, the Company's Moody's Rating is Al or better, the Company's S&P Rating is A+ or better and the Company's Fitch Rating is A+ or better.

"Level II Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A2 or better, the Company's S&P Rating is A or better, and the Company's Fitch Rating is A or better.

"Level III Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is A3 or better, the Company's S&P Rating is A- or better, and the Company's Fitch Rating is A- or better.

"Level IV Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baal or better, the Company's S&P rating is BBB + or better, and the Company's Fitch Rating is BBB+ or better.

"Level V Status" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status.

The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's, S&P and Fitch Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating, no S&P Rating and no Fitch Rating, Level V Status shall exist.

In the event that a split occurs between the three (3) ratings, then the following shall apply:

      (a) if two (2) of the three (3) ratings established by or deemed to have been established by S&P, Moody's or Fitch fall within the same Level, but one
(1) rating falls within a different Level, the Applicable Margin shall be based upon the two (2) ratings that fall within the same Level; and

      (b) if all three (3) ratings established by or deemed to have been established by S&P, Moody's or Fitch each fall within a different Level, the Applicable Margin shall be based upon the middle rating of the three (3).

"Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P Rating" means, at any time, the rating issued by S&P, and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"Fitch Rating" means, at any time, the rating issued by Fitch and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"Status" means Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

                                  SCHEDULE A-1
                               LENDER COMMITMENTS

                                                             COMMITMENT
           LENDER                                              AMOUNT
           ------                                           ------------
Wachovia Bank, National Association                         $ 71,250,000
Bank One, NA                                                $ 62,500,000
Bank of America, N.A                                        $ 51,250,000
Barclays Bank PLC                                           $ 51,250,000
Deutsche Bank AG, New York Branch                           $ 51,250,000
UBS Loan Finance LLC                                        $ 51,250,000
William Street Commitment Corporation                       $ 50,000,000
Merrill Lynch Bank USA                                      $ 50,000,000
Morgan Stanley Bank                                         $ 50,000,000
SunTrust Bank                                               $ 42,500,000
The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch          $ 38,750,000
PNC Bank, National Association                              $ 32,500,000
ABN AMRO Bank N.V                                           $ 30,000,000
Key Bank National Association                               $ 30,000,000
National City Bank                                          $ 25,000,000
Banca Intesa S.p.A                                          $ 15,000,000
The Bank of New York                                        $ 15,000,000
Fifth Third Bank (Central Ohio)                             $ 12,500,000
U.S. Bank National Association                              $ 12,500,000
Allied Irish Banks p.l.c                                    $  7,500,000
                                                            ------------
TOTAL                                                       $750,000,000

                                   SCHEDULE 1
                   LIST OF CARDINAL HEALTH, INC. SUBSIDIARIES
                (IN ALPHABETICAL ORDER - AS OF JANUARY 31, 2004)
                           (SEE SECTIONS 5.8 AND 6.11)

                                                                         STATE / JURISDICTION         % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION                  HEALTH, INC.
---    ---------------                                                     ----------------                  ------------
                                                                                                  (*UNLESS OTHERWISE INDICATED,
                                                                                                  THE OWNERSHIP SHALL BE DIRECTLY
                                                                                                  OR INDIRECTLY 100% OWNED BY
                                                                                                  CARDINAL HEALTH, INC.)
1.     Abilene Nuclear, LLC                                              Delaware                 - Cardinal Health, Inc. indirectly
                                                                                                    owns 80%
2.     Academy of Managed Care Medicine, L.L.C.                          Delaware                 *
3.     Alcon - Building Branch                                           Puerto Rico              *
4.     Allcaps Weichgelatinkapseln GmbH & Co. KG                         Germany                  *
5.     Allcaps Weichgelatinkapseln Verwaltungs GmbH                      Germany                  *
6.     Allegiance (BVI) Holdings Co. Ltd.                                British Virgin Islands   *
7.     Allegiance Corporation                                            Delaware                 *
8.     Allegiance Healthcare (Labuan) Pte. Ltd.                          Malaysia                 *
9.     Allegiance Healthcare Deutschland Holding GmbH                    Germany                  *
10.    Allegiance Healthcare Distribution GmbH                           Austria                  *
11.    Allegiance Healthcare Holding B.V.                                Netherlands              *
12.    Allegiance Healthcare International GmbH                          Austria                  *
13.    Allegiance K. K.                                                  Japan                    *
14.    Allegiance Labuan Holdings Pte. Ltd.                              Malaysia                 *
15.    Alsyn Corporativos, S.A. de C.V.                                  Mexico                   *
16.    Anem-IX S.A.R.L.                                                  France                   *
17.    API (Suppliers) Limited                                           United Kingdom           - Cardinal Health, Inc. indirectly
                                                                                                    owns 31.8%
18.    Arclight Systems LLC                                              Delaware                 - Cardinal Health, Inc. indirectly
                                                                                                    has a 36.2% equity ownership
19.    Armand Scott, LLC                                                 Delaware                 *
20.    Aurum Pharmaceuticals Limited                                     United Kingdom           *
21.    Bauer Branch                                                      Dominican Republic       *
22.    Beckloff Associates, Inc.                                         Kansas                   *

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
23.    C. International, Inc.                                            Ohio                  *
24.    Cardal II, LLC                                                    Delaware              *
25.    Cardal, Inc.                                                      Ohio                  *
26.    Cardinal Distribution Holding Corporation - I                     Nevada                *
27.    Cardinal Distribution Holding Corporation - II                    Nevada                *
28.    Cardinal Health (Bermuda) 224 Ltd.                                Bermuda               *
29.    Cardinal Health 100, Inc.                                         Indiana               *
       (f/k/a Bindley Western Industries, Inc.)
30.    Cardinal Health 101, Inc.                                         Delaware              *
       (f/k/a Cardinal Health Provider Pharmacy Services, Inc.)
31.    Cardinal Health 102, Inc.                                         Ohio                  *
       (f/k/a Cardinal Health Staffing Network, Inc.)
32.    Cardinal Health 103, Inc.                                         Mississippi           *
       (f/k/a Cardinal Southeast, Inc.)
33.    Cardinal Health 104 LP                                            Ohio                  *
       (f/k/a Cardinal Distribution LP)
34.    Cardinal Health 105, Inc.                                         Ohio                  *
       (f/k/a CORD Logistics, Inc.)
35.    Cardinal Health 106, Inc.                                         Massachusetts         *
       (f/k/a James W. Daly, Inc.)
36.    Cardinal Health 107, Inc.                                         Ohio                  *
       (f/k/a National Pharmpak Services, Inc.)
37.    Cardinal Health 108, Inc.                                         Tennessee             *
       (f/k/a National Specialty Services, Inc.)
38.    Cardinal Health 109, Inc.                                         Texas                 *
       (f/k/a Owen Healthcare, Inc.)
39.    Cardinal Health 110, Inc.                                         Delaware              *
       (f/k/a Whitmire Distribution Corporation)
40.    Cardinal Health 111, LLC                                          Delaware              *

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
41.    Cardinal Health 2, Inc.                                           Nevada                *
       (f/k/a The Griffin Group, Inc.)
42.    Cardinal Health 200, Inc.                                         Delaware              *
       (f/k/a Allegiance Healthcare Corporation)
43.    Cardinal Health 201, Inc.                                         Delaware              *
       (f/k/a Allegiance Healthcare International, Inc.)
44.    Cardinal Health 222 (Thailand) Ltd.                               Thailand              *
       (f/k/a Allegiance Healthcare (Thailand) Ltd.)
45.    Cardinal Health 3, Inc.                                           Nevada                *
       (f/k/a Red Wing Data Corporation)
46.    Cardinal Health 301, Inc.                                         Delaware              *
       (f/k/a Pyxis Corporation)
47.    Cardinal Health 302, LLC                                          Delaware              *
48.    Cardinal Health 400, Inc.                                         Illinois              *
       (f/k/a Automatic Liquid Packaging, Inc.)
49.    Cardinal Health 406, LLC                                          Delaware              *
50.    Cardinal Health 409, Inc.                                         Delaware              *
       (f/k/a R.P. Scherer Corporation)
51.    Cardinal Health 411, Inc.                                         Ohio                  *
       (f/k/a RedKey, Inc.)
52.    Cardinal Health 412, Inc.                                         Georgia               *
       (f/k/a Central Pharmacy Services, Inc.)
53.    Cardinal Health 414, Inc.                                         Delaware              *
       (f/k/a Syncor International Corporation)
54.    Cardinal Health 415, Inc.                                         Delaware              *
       (f/k/a Syncor Management Corporation)
55.    Cardinal Health 416, Inc.                                         Delaware              *
       (f/k/a PCI Services II, Inc.)
56.    Cardinal Health 417, Inc.                                         Delaware              *
       (f/k/a PCI Services III, Inc.)
57.    Cardinal Health 418, Inc.                                         Delaware              *
       (f/k/a Syncor Pharmaceuticals, Inc.)

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
58.    Cardinal Health 419, LLC                                          Delaware              *
       (f/k/a Syncor Radiation Management, LLC)
59.    Cardinal Health 420, LLC                                          Delaware              *
       (f/k/a Syncor Advanced Isotopes, LLC)
60.    Cardinal Health 421 Limited Partnership                           Scotland              *
61.    Cardinal Health 421, Inc.                                         Delaware              *
       (f/k/a RPS Technical Services, Inc.)
62.    Cardinal Health 5, LLC                                            Delaware              *
63.    Cardinal Health 6, Inc.                                           Nevada                *
       (f/k/a Physicians Purchasing, Inc.)
64.    Cardinal Health Argentina 400 S.A.I.C.                            Argentina             *
       (f/k/a R.P. Scherer Argentina S.A.I.C.)
65.    Cardinal Health Australia 200 Pty Ltd                             Australia             *
       (f/k/a Allegiance Healthcare Pty Ltd)
66.    Cardinal Health Australia 300 Pty Ltd                             Australia             *
       (f/k/a Axiom Healthcare Services Pty. Ltd.)
67.    Cardinal Health Australia 401 Pty Ltd                             Australia             *
       (f/k/a R.P. Scherer Holdings Pty. Ltd.)
68.    Cardinal Health Belgium 202 S.P.R.L.                              Belgium               *
       (f/k/a Allegiance S.P.R.L.)
69.    Cardinal Health Brasil 402 Ltda.                                  Brazil                *
       (f/k/a R.P. Scherer do Brasil Encapsulacoes, Ltda.)

70.    Cardinal Health Canada 204, Inc.                                  Canada                *
       (f/k/a Allegiance Healthcare Canada Inc.)
71.    Cardinal Health Canada 301, Inc.                                  Canada                *
       (f/k/a H.E.N. Inc.)
72.    Cardinal Health Canada 302, Inc.                                  Canada                *
       (f/k/a Pyxis Healthcare Systems, Inc.)
73.    Cardinal Health Canada 403, Inc.                                  Canada                *
       (f/k/a R.P. Scherer Canada Inc.)
74.    Cardinal Health Capital Corporation                               Ohio                  *
75.    Cardinal Health Corporate Solutions, LLC                          Nevada                *
       (f/k/a Cardinal Health 4, LLC)

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
76.    Cardinal Health D.R. 203 Ltd.                                     Bermuda               *
       [f/k/a Allegiance International Manufacturing (Bermuda) Ltd.]
77.    Cardinal Health Finance                                           United Kingdom        *
78.    Cardinal Health France 205                                        France                *
       (f/k/a Allegiance Sante S.A.S.)
79.    Cardinal Health France 404 S.A.                                   France                - Cardinal Health, Inc. indirectly
       (f/k/a R.P. Scherer S.A.)                                                                 owns 99.85%
80.    Cardinal Health Funding, LLC                                      Nevada                *
81.    Cardinal Health GbR                                               Germany               *
82.    Cardinal Health Germany 206 GmbH                                  Germany               *
       (f/k/a Allegiance Healthcare Deutschland GmbH)
83.    Cardinal Health Germany 405 GmbH                                  Germany               *
       (f/k/a Cardinal Health Germany GmbH)
84.    Cardinal Health Holding GmbH                                      Germany               *
85.    Cardinal Health Holding International, Inc.                       New Jersey            *
86.    Cardinal Health Holding Pty Ltd                                   Australia             *
87.    Cardinal Health Holdings Limited                                  United Kingdom        *
88.    Cardinal Health International Ventures, Ltd.                      Barbados              *
89.    Cardinal Health Ireland 406 Ltd.                                  Ireland               *
       (f/k/a Cardinal Health Technologies Ltd.)
90.    Cardinal Health Ireland 419 Limited                               Ireland               *
91.    Cardinal Health Italy 208 S.r.l.                                  Italy                 *
       (f/k/a Allegiance Medica S.R.L.)
92.    Cardinal Health Italy 407 S.p.A.                                  Italy                 *
       (f/k/a R.P. Scherer S.p.A.)
93.    Cardinal Health Japan 408 K.K.                                    Japan                 *
       (f/k/a R.P. Scherer K.K.)
94.    Cardinal Health Lease Funding 2002A, LLC                          Delaware              *

                                                                         STATE / JURISDICTION     % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION              HEALTH, INC.
---    ---------------                                                     ----------------              ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
95.    Cardinal Health Lease Funding 2002AQ, LLC                         Delaware              *
96.    Cardinal Health Lease Funding 2003A, LLC                          Delaware              *
97.    Cardinal Health Lease Funding 2003AQ, LLC                         Delaware              *
98.    Cardinal Health Lease Funding 2003B, LLC                          Delaware              *
99.    Cardinal Health Lease Funding 2003BQ, LLC                         Delaware              *
100.   Cardinal Health Luxembourg 420 S.a.r.l.                           Luxembourg            *
101.   Cardinal Health Malaysia 211 Sdn. Bhd.                            Malaysia              *
       (f/k/a Allegiance Healthcare Sdn. Bhd.)
102.   Cardinal Health Malta 212 Limited                                 Malta                 *
       (f/k/a Eurovac Limited)
103.   Cardinal Health Mexico 213 S.A. de C.V.                           Mexico                *
       (f/k/a Allegiance De Mexico, S.A. de C.V.)
104.   Cardinal Health N.Z. 217 Limited                                  New Zealand           *
       [f/k/a Cardinal Health (N.Z.) Limited]
105.   Cardinal Health Netherlands 214 B.V.                              Netherlands           *
       (f/k/a Allegiance B.V.)
106.   Cardinal Health P.R. 218, Inc.                                    Puerto Rico           *
       (f/k/a Allegiance PRO, Inc.)
107.   Cardinal Health P.R. 409 B.V.                                     The Netherlands       *
       (f/k/a Cardinal Health Manufacturing Services B. V.)
108.   Cardinal Health P.R. 410, Inc.                                    Puerto Rico           *
       (f/k/a PCI Services I, Inc.)
109.   Cardinal Health PTS, LLC                                          Delaware              *
110.   Cardinal Health Singapore 225 Pte. Ltd.                           Singapore             *
111.   Cardinal Health Singapore 303 Pte. Ltd.                           Singapore             *
112.   Cardinal Health Spain 219 S.L.                                    Spain                 *
       (f/k/a Allegiance S.L.)
113.   Cardinal Health Sweden 220 AB                                     Sweden                *
       (f/k/a Allegiance AB)
114.   Cardinal Health Switzerland 221 GmbH                              Switzerland           *

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
       (f/k/a Allegiance Healthcare GmbH)
115.   Cardinal Health Switzerland 412 GmbH                              Switzerland           *
       (f/k/a Cardinal Health (Europe) GmbH)
116.   Cardinal Health Switzerland 413 AG                                Switzerland           *
       [f/k/a R.P. Scherer (Europe) AG]
117.   Cardinal Health Systems, Inc.                                     Ohio                  *
118.   Cardinal Health Technologies Switzerland GmbH                     Switzerland           *
119.   Cardinal Health Technologies, LLC                                 Nevada                *
120.   Cardinal Health Trading (Shanghai) Co. Ltd.                       China                 *
121.   Cardinal Health U.K. 223 Limited                                  United Kingdom        *
       (f/k/a Allegiance Healthcare Limited)
122.   Cardinal Health U.K. 414 Limited                                  United Kingdom        *
       (f/k/a R. P. Scherer Limited)
123.   Cardinal Health U.K. 415 Limited                                  United Kingdom        *
       (f/k/a R.P. Scherer Holdings Limited)
124.   Cardinal Health U.K. 416 Limited                                  United Kingdom        *
       (f/k/a Scherer DDS Limited)
125.   Cardinal Health U.K. 417 Limited                                  United Kingdom        *
       (f/k/a Unipack, Ltd.)
126.   Cardinal Health U.K. 418 Limited                                  United Kingdom        *
127.   Cardinal Health, Inc.                                             Ohio                  *
128.   Cardinal.com Holdings, Inc.                                       Nevada                *
129.   Cascade Development, Inc.                                         Nevada                *
130.   Caseview (P.L.) Limited                                           United Kingdom        *
131.   CCB, Inc.                                                         Iowa                  *
132.   CDI Investments, Inc.                                             Delaware              *
133.   Central Source, Inc.                                              Alabama               *
134.   Centralia Pharmacy, Inc.                                          Illinois              *

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
135.   Centricity, LLC                                                   Delaware              *
       (f/k/a Boron LePore, Inc.)
136.   Cirmex de Chihuahua S.A. de C.V.                                  Mexico                *
137.   Cirpro de Delicias S.A. de C.V.                                   Mexico                *
138.   CMI Net, Inc.                                                     Delaware              *
139.   Comprehensive Medical Imaging Centers, Inc.                       Delaware              *
140.   Comprehensive Medical Imaging, Inc.                               Delaware              *
141.   Comprehensive Medical Imaging--Anaheim Hills, Inc.                Delaware              *
142.   Comprehensive Medical Imaging--Apple Valley, Inc.                 Delaware              *
143.   Comprehensive Medical Imaging--Bakersfield, Inc.                  Delaware              *
144.   Comprehensive Medical Imaging--Biltmore, Inc.                     Delaware              *
145.   Comprehensive Medical Imaging--Boynton Beach, Inc.                Delaware              *
146.   Comprehensive Medical Imaging--Downey, Inc.                       Delaware              *
147.   Comprehensive Medical Imaging--Encino, Inc.                       Delaware              *
148.   Comprehensive Medical Imaging--Fairfax, Inc.                      Delaware              *
149.   Comprehensive Medical Imaging--Fort Lauderdale, Inc.              Delaware              *
150.   Comprehensive Medical Imaging--Fremont, Inc.                      Delaware              *
151.   Comprehensive Medical Imaging--Hesperia, Inc.                     Delaware              *
152.   Comprehensive Medical Imaging--Huntington Beach, Inc.             Delaware              *
153.   Comprehensive Medical Imaging--Palm Beach Gardens, Inc.           Delaware              *
154.   Comprehensive Medical Imaging--Palm Springs, Inc.                 Delaware              *
155.   Comprehensive Medical Imaging--Rancho Cucamonga, Inc.             Delaware              *
156.   Comprehensive Medical Imaging--Rancho Mirage, Inc.                Delaware              *
157.   Comprehensive Medical Imaging--Salisbury, Inc.                    Delaware              *
158.   Comprehensive Medical Imaging--San Francisco, Inc.                Delaware              *
159.   Comprehensive Medical Imaging--Santa Maria, Inc.                  Delaware              *
160.   Comprehensive Medical Imaging--Sherman Oaks, Inc.                 Delaware              *
161.   Comprehensive Medical Imaging--Tempe, Inc.                        Delaware              *

                                                                         STATE / JURISDICTION    % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION             HEALTH, INC.
---    ---------------                                                     ----------------             ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
162.   Comprehensive Medical Imaging--Van Nuys, Inc.                     Delaware              *
163.   Comprehensive Medical Imaging--Victorville, Inc.                  Delaware              *
164.   Comprehensive Medical Imaging--Westlake Village, Inc.             Delaware              *
165.   Comprehensive OPEN MRI - Carmichael, Inc.                         Delaware              *
166.   Comprehensive OPEN MRI -- Carmichael/Folsom, LLC                  California            *
167.   Comprehensive OPEN MRI--East Mesa, Inc.                           Delaware              *
168.   Comprehensive OPEN MRI--Folsom, Inc.                              Delaware              *
169.   Comprehensive OPEN MRI--Fullerton, Inc.                           Delaware              *
170.   Comprehensive OPEN MRI--Garland, Inc.                             Delaware              *
171.   Comprehensive OPEN MRI--Laguna Hills, Inc.                        Delaware              *
172.   Comprehensive OPEN MRI--Sacramento, Inc.                          Delaware              *
173.   Consumer2Patient, LLC.                                            Delaware              *
174.   Converters Branch                                                 Dominican Republic    *
175.   Convertors de Mexico S.A. de C.V.                                 Mexico                *
176.   Corona Regional Medical Imaging, LLC                              Delaware              - Cardinal Health, Inc. indirectly
                                                                                                 owns 65%
177.   CR Medicap, Inc.                                                  Iowa                  *
178.   Craig Generics Limited                                            United Kingdom        *
179.   Crossject S.A.                                                    France                - Cardinal Health, Inc. indirectly
                                                                                                 owns 5.2%
180.   Daniels Pharmaceuticals Limited                                   United Kingdom        - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
181.   Desert PET, LLC                                                   California            - Cardinal Health, Inc. indirectly
                                                                                                 owns 99%
182.   Diagnostic Purchasing Group, Inc.                                 Delaware              *
183.   Dover Communications, LLC                                         Delaware              *
       (f/k/a BLP-Dover Acquisition Corp.)
184.   DuQuoin Pharmacy, Inc.                                            Illinois              *
185.   Dutch American Manufacturers (D.A.M.) B.V.                        Netherlands           *

                                                                         STATE / JURISDICTION     % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION              HEALTH, INC.
---    ---------------                                                     ----------------              ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
186.   East Iowa Pharmacies, Inc.                                        Iowa                  *
187.   EGIS Holdings, Inc.                                               Delaware              *
188.   Ellipticare, LLC                                                  Delaware              *
189.   EPIC Insurance Company                                            Vermont               *
190.   Eurochem Limited                                                  United Kingdom        *
191.   European Pharmaceuticals Group Ltd.                               United Kingdom        *
192.   Europharm of Worthing Limited                                     United Kingdom        *
193.   F&F Holding GmbH                                                  Germany               *
194.   Federa France                                                     France                *
195.   Federa Limoges                                                    France                *
196.   Federa S.A.                                                       Belgium               *
197.   Freeman Pharmaceuticals Limited                                   United Kingdom        *
198.   Glacier Guaranty Corporation                                      Vermont               *
199.   Glamorgan Pharmaceuticals Limited                                 United Kingdom        *
200.   Global Healthcare Exchange, LLC                                   Delaware              -  Cardinal Health, Inc. indirectly
                                                                                                  owns approximately 6%
201.   Grand Avenue Pharmacy, Inc.                                       Iowa                  *
202.   Griffin Capital, LLC                                              Nevada                *
203.   Griffin Group Document Management Services, Inc.                  Nevada                *
       (f/k/a Supplyline Holdings, Inc.)
204.   Herd Mundy Richardson (Holdings) Limited                          United Kingdom        *
205.   Herd Mundy Richardson Limited                                     United Kingdom        *
206.   Homecare (North-West) Limited                                     United Kingdom        *
207.   IMI Diagnostic Center, Inc.                                       Delaware              *
208.   IMI of Arlington, Inc.                                            Delaware              *
209.   IMI of Boca Raton, Inc.                                           Delaware              *
210.   IMI of Kansas City, Inc.                                          Delaware              *

                                                                         STATE / JURISDICTION     % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION              HEALTH, INC.
---    ---------------                                                     ----------------              ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
211.   IMI of Miami, Inc.                                                Delaware              *
212.   IMI of North Miami Beach, Inc.                                    Delaware              *
213.   IMI-NET, Inc.                                                     Delaware              *
214.   Impharm Nationwide Limited                                        United Kingdom        *
215.   InGel Technologies Ltd.                                           United Kingdom        - Cardinal Health, Inc. indirectly
                                                                                                 owns 5%
216.   Inland Empire Regional PET Center, LLC                            California            - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
217.   InteCardia-Tennessee East Catheterization, LLC                    North Carolina        - Cardinal Health, Inc. indirectly
                                                                                                 owns 75%
218.   InteCardia-Tennessee East Diagnostic, LLC                         North Carolina        *
219.   Intercare Holdings Limited                                        United Kingdom        *
220.   Intercare Investments Limited                                     United Kingdom        *
221.   Intercare Pharmaceuticals Distribution Limited                    United Kingdom        *
       (f/k/a Europharm of Worthing Limited)
222.   Intercare Properties Plc                                          United Kingdom        *
223.   International Capsule Company S.r.l.                              Italy                 *
224.   International Medical Products B.V.                               Netherlands           *
       (f/k/a Mepro Medische Produkten B.V.)
225.   Iowa Falls Pharmacy, Inc.                                         Iowa                  *
226.   IPD Group Limited                                                 United Kingdom        *
       (f/k/a European Pharmaceuticals Group Limited)
227.   Jefferson MRI, JV                                                 Texas                 *
228.   Jefferson MRI--Bala, JV                                           Texas                 *
229.   JRG, Ltd.                                                         Iowa                  *
230.   Killilea Development Company, Ltd.                                Ohio                  *
231.   Lake Charles Pharmaceutical and Medical Equipment Supply          Louisiana             - Cardinal Health, Inc. has indirect
       Company, L.L.C.                                                                           partial ownership
232.   LCO Sante                                                         France                *
233.   Leader Drugstores, Inc.                                           Delaware              *
234.   Liberty Communications Network, LLC                               Delaware              *

                                                                         STATE / JURISDICTION     % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION              HEALTH, INC.
---    ---------------                                                     ----------------              ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
       (f/k/a BLP-Liberty Acquisition Corp.)
235.   Los Gatos Imaging Center, JV                                      Texas                 *
236.   Macarthy Group Limited                                            United Kingdom        *
237.   Macarthy Group Trustees Limited                                   United Kingdom        *
238.   Macarthy Limited                                                  United Kingdom        *
239.   Macarthy's Laboratories Limited                                   United Kingdom        *
240.   Managed Pharmacy Benefits, Inc.                                   Missouri              *
241.   Martindale Pharmaceuticals Limited                                United Kingdom        *
242.   Medcon S.A.                                                       Luxembourg            *
243.   Medesta Associates, LLC                                           Delaware              *
244.   Medical Diagnostic Leasing, Inc.                                  Delaware              *
245.   Medical Education Systems, LLC                                    Delaware              *
246.   Medical Media Communications, LLC                                 Delaware              *
247.   Medicap Pharmacies Incorporated                                   Iowa                  *
248.   Medicine Shoppe Capital Corporation                               Nevada                *
249.   Medicine Shoppe International, Inc.                               Delaware              *
250.   Medicine Shoppe Internet, Inc.                                    Missouri              *
251.   Medihealth Solutions, Inc.                                        Iowa                  *
252.   MediQual Systems, Inc.                                            Delaware              *
253.   Meditrol Automation Systems, Inc.                                 Texas                 *
254.   Meditrol, Inc.                                                    Nevada                *
255.   Mesa MRI, JV                                                      Texas                 *
256.   Midland Pharmacies, Inc.                                          Iowa                  *
257.   Moresville, Limited                                               United Kingdom        - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
258.   Mountain View MRI, JV                                             Texas                 *
259.   MRI Equipment Partners, Ltd.                                      Texas                 - Cardinal Health, Inc. indirectly
                                                                                                 owns 59.16%

                                                                         STATE / JURISDICTION      % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION               HEALTH, INC.
---    ---------------                                                     ----------------               ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
260.   MRI of Woodbridge, JV                                             Texas                 *
261.   Multi-Medica S.A.                                                 Belgium               *
262.   Multipharm Limited                                                United Kingdom        *
263.   Nationwide Ostomy Supplies Limited                                United Kingdom        *
264.   NewHealthCo LLC                                                   Delaware              - Cardinal Health, Inc. owns 31.029%
265.   OnPointe Medical Communications, LLC                              Delaware              *
266.   Owen Shared Services, Inc.                                        Texas                 *
267.   PCI Holdings (UK) Co.                                             United Kingdom        *
268.   Pharmaceutical and Diagnostic Services, Inc.                      Utah                  - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
269.   Pharmacy Operations of New York, Inc.                             New York              *
270.   Pharmacy Operations, Inc.                                         Delaware              *
271.   Pharmapar S.A.                                                    Belgium               *
272.   Phillipi Holdings, Inc.                                           Ohio                  *
273.   Phoenix Regional PET Center-Thunderbird, LLC                      Arizona               *
274.   Physicians Purchasing, Inc.                                       Nevada                *
275.   Pinnacle Intellectual Property Services International,            Nevada                *
       Inc.
276.   Pinnacle Intellectual Property Services, Inc.                     Nevada                *
277.   Poweshiek Inc.                                                    Iowa                  *
278.   Practicome Solutions, LLC                                         Delaware              *
279.   Princeton Diagnostic Isotopes, Inc.                               West Virginia         *
280.   Productos Urologos Mexico S.A. de C.V.                            Mexico                *
281.   Pyxis Funding II, LLC                                             Delaware              *
282.   Pyxis Funding, LLC                                                Delaware              *
283.   Quiroproductos de Cuauhtemoc S.A. de C.V.                         Mexico                *
284.   R.P. Scherer (Spain) S.A.                                         Spain                 *
285.   R.P. Scherer DDS B.V.                                             Netherlands           *

                                                                         STATE / JURISDICTION      % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION               HEALTH, INC.
---    ---------------                                                     ----------------               ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
286.   R.P. Scherer Egypt                                                Egypt                 - Cardinal Health, Inc. indirectly
                                                                                                 owns 10%
287.   R.P. Scherer GmbH & Co. KG                                        Germany               - Cardinal Health, Inc. indirectly
                                                                                                 owns 51.05%
288.   R.P. Scherer Holdings II Limited                                  United Kingdom        *
289.   R.P. Scherer Technologies, Inc.                                   Nevada                *
290.   R.P. Scherer Verwaltungs GmbH                                     Germany               - Cardinal Health, Inc. indirectly
                                                                                                 owns 51%
291.   Radiopharmacy of Boise, Inc.                                      Delaware              *
292.   Radiopharmacy of Northern California, Inc.                        California            *
293.   Ransdell Surgical, Inc.                                           Kentucky              *
294.   RBP Pharma S.A.                                                   France                - Cardinal Health, Inc. indirectly
                                                                                                 owns 35%
295.   Riverside MRI, JV                                                 Texas                 *
296.   RxealTIME, Inc.                                                   Nevada                *
297.   RxPedite, LLC                                                     Ohio                  - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
298.   Santa Cruz Comprehensive Imaging LLC                              Delaware              - Cardinal Health, Inc. indirectly
                                                                                                 owns 57%
299.   Santa Maria MRI, LLC                                              California            - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
300.   Scela, Inc.                                                       Delaware              *
301.   SFO S.A.                                                          France                *
302.   Sierra Radiopharmacy, LLC                                         Nevada                - Cardinal Health, Inc. indirectly
                                                                                                 owns 51%
303.   Simolo (GL) Limited                                               United Kingdom        *
304.   SOS Medical System S.A.R.L.                                       France                *
305.   Source Medical Corporation                                        Canada                - Cardinal Health, Inc. indirectly
                                                                                                 owns 50% of common shares & 100%
                                                                                                 of preferred share (1 share)
306.   SRx, Inc.                                                         Iowa                  *
307.   STI Deutschland GmbH Surgical Technologies                        Germany               *
       International
308.   Strategic Implications International, LLC                         Delaware              *

                                                                         STATE / JURISDICTION     % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION              HEALTH, INC.
---    ---------------                                                     ----------------              ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
309.   Supplyline Technologies Limited                                   Ireland               *
310.   Surgical Technologies B.V.                                        Netherlands           *
311.   Surgi-Tech Europa Divisione Surgi-Tech Italia SRL                 Italy                 *
312.   Syncor (Trinidad & Tobago) Unlimited                              Trinidad & Tobago     *
313.   Syncor Belgium SPRL                                               Belgium               *
314.   Syncor Cardiology Services, LLC                                   Delaware              *
315.   Syncor de Mexico S. de R.L. de C.V.                               Mexico                *
316.   Syncor Diagnostics Bakersfield, LLC                               California            *
317.   Syncor Diagnostics Dallas, LLC                                    Texas                 *
318.   Syncor Diagnostics Encino, LLC                                    California            *
319.   Syncor Diagnostics Fullerton LLC                                  California            *
320.   Syncor Diagnostics Laguna Hills LLC                               California            *
321.   Syncor Diagnostics Plano, LLC                                     Texas                 *
322.   Syncor Diagnostics Sacramento LLC                                 California            *
323.   Syncor Financing Corporation                                      Delaware              *
324.   Syncor Italy s.r.l.                                               Italy                 *
325.   Syncor Midland, Inc.                                              Texas                 *
326.   Syncor St. Lucia, Inc.                                            Saint Lucia           *
327.   Syncor-Caribe                                                     Puerto Rico           *
328.   The Intercare Group Plc                                           United Kingdom        *
329.   TME Arizona, Inc.                                                 Texas                 *
330.   Toledo Pharmacy Co.                                               Iowa                  *
331.   Veramic S.A.                                                      Belgium               *
332.   Virginia Imaging Center, LLC                                      Virginia              - Cardinal Health, Inc. indirectly
                                                                                                 owns 90%
333.   Vistant Corporation                                               Delaware              *
334.   Vistant Holdings, Inc.                                            Nevada                *
335.   Wardwood, Inc.                                                    Iowa                  *

                                                                         STATE / JURISDICTION      % OF OWNERSHIP BY CARDINAL
NO.    SUBSIDIARY NAME                                                     OF INCORPORATION               HEALTH, INC.
---    ---------------                                                     ----------------               ------------
                                                                                               (*UNLESS OTHERWISE INDICATED,
                                                                                               THE OWNERSHIP SHALL BE DIRECTLY
                                                                                               OR INDIRECTLY 100% OWNED BY
                                                                                               CARDINAL HEALTH, INC.)
336.   West Texas Nuclear Pharmacy Partners                              Texas                 - Cardinal Health, Inc. indirectly
                                                                                                 owns 50%
337.   Wholesale (PI) Limited                                            United Kingdom        *
338.   Yorkshire Pharmacy, Inc.                                          Nebraska              *

                  SUBSIDIARY BORROWERS AS OF THE CLOSING DATE

                                     None.

                                   SCHEDULE 3
                     EURODOLLAR PAYMENT OFFICES OF THE AGENT

Currency                                    Eurodollar Payment Office
--------                                    ----------------------------
Dollars                                     Wachovia Bank, National Bank
                                            Charlotte, North Carolina

                                   SCHEDULE 4
                              LENDING INSTALLATIONS

           Lender                                 Floating Rate Loans                   Eurodollar Loans (list all)
           ------                                 -------------------                   ---------------------------
Wachovia Bank, National Association        Wachovia Bank, National Association      Wachovia Bank, National Association

Bank One, N.A.                             Bank One, N.A., Chicago, Illinois        Bank One, N.A., Chicago, Illinois

Bank of America, N.A.                      Bank of America, N.A.                    Bank of America, N.A.

Deutsche Bank AG, New York Branch          Deutsche Bank AG, New York Branch        Deutsche Bank AG, New York Branch

Barclays Bank PLC                          Barclays Bank PLC                        Barclays Bank PLC

UBS Loan Finance LLC                       UBS Loan Finance LLC                     UBS Loan Finance LLC

William Street Commitment Corporation      William Street Commitment Corporation    William Street Commitment Corporation

Merrill Lynch Bank USA                     Merrill Lynch Bank USA                   Merrill Lynch Bank USA

Morgan Stanley Bank                        Morgan Stanley Bank                      Morgan Stanley Bank

SunTrust Bank                              SunTrust Bank                            SunTrust Bank

The Bank of Tokyo-Mitsubishi, LTD.,        The Bank of Tokyo-Mitsubishi, LTD.,      The Bank of Tokyo-Mitsubishi, LTD.,
Chicago Branch                             Chicago Branch                           Chicago Branch

PNC Bank, National Association             PNC Bank, National Association           PNC Bank, National Association

ABN AMRO Bank N.V.                         ABN AMRO Bank N.V.                       ABN AMRO Bank N.V.

Key Bank National Association              Key Bank National Association            Key Bank National Association

National City Bank                         National City Bank                       National City Bank

Banca Intesa S.P.A.                        Banca Intesa S.P.A.                      Banca Intesa S.P.A.

The Bank of New York                       The Bank of New York                     The Bank of New York

Fifth Third Bank (Central Ohio)            Fifth Third Bank (Central Ohio)          Fifth Third Bank (Central Ohio)

U.S. Bank National Association             U.S. Bank National Association           U.S. Bank National Association

Allied Irish Banks p.l.c.                  Allied Irish Banks p.l.c.                Allied Irish Banks p.l.c.

                                   SCHEDULE 7
                        LITIGATION/CONTINGENT LIABILITIES

            Those litigation/contingent liabilities items disclosed in Part II,
      Item I of the Company's Form 10-Q for the quarter ended December 31, 2003 filed with the Securities and Exchange Commission on February 17, 2004.

                                   SCHEDULE 8

              PERSONS AUTHORIZED TO GIVE INSTRUCTIONS BY TELEPHONE

Richard J. Miller, EVP and Chief Financial Officer

Donna Brandin, SVP and Treasurer

Alex Choi, VP and Asst. Treasurer

Laura Warren, Director, Corporate Finance